                                                               EXHIBIT 4(B)(1)




==============================================================================





                     TRUST INDENTURE AND SECURITY AGREEMENT
                           (Phillips Trust No. [  ])


                         Dated as of September 1, 1994


                                    between


                            WILMINGTON TRUST COMPANY
                                as Owner Trustee


                                      and


                 SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION
                              as Indenture Trustee



                          [                         ]

                      Leased to Phillips Petroleum Company





==============================================================================

                              TABLE OF CONTENTS 1/


                                                                                                             Page
                                                                                                             ----
                                                                    ARTICLE I

                                                                   Definitions
                                                                   -----------

SECTION 1.01.    Certain Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7


                                                                   ARTICLE II

                                                               The Equipment Notes
                                                               -------------------

SECTION 2.01.    Form of Equipment Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         8
SECTION 2.02.    Terms of Equipment Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
SECTION 2.03.    Payment from Indenture Estate Only . . . . . . . . . . . . . . . . . . . . . . . . . .        12
SECTION 2.04.    Method of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
SECTION 2.05.    Application of Payments to Principal
                                  Amount and Interest . . . . . . . . . . . . . . . . . . . . . . . . .        14
SECTION 2.06.    Termination of Interest in Indenture
                                  Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
SECTION 2.07.    Transfer of Equipment Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
SECTION 2.08.    Mutilated, Destroyed, Lost or Stolen
                                  Equipment Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
SECTION 2.09.    Payment of Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
SECTION 2.10.    Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
SECTION 2.11.    Equally and Ratably Secured  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
SECTION 2.12.    Refinancing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
SECTION 2.13.    Agreement upon Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20


                                                                   ARTICLE III

                                                      Receipt, Distribution and Application
                                                       of Income from the Indenture Estate
                                                       -----------------------------------

SECTION 3.01.    Basic Rent Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20
SECTION 3.02.    Distribution in the Event of
                                  Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
SECTION 3.03.    Payments After Indenture Event of
                                  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        22


- --------------------------
   1/ This Table of Contents is not part of the Indenture and is for convenience of reference only.

                                                                  Contents, p. 2

SECTION 3.04.    Other Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24
SECTION 3.05.    Distribution of Excepted Property  . . . . . . . . . . . . . . . . . . . . . . . . . .         25


                                                                   ARTICLE IV

                                                        Remedies of the Indenture Trustee
                                                       Upon an Indenture Event of Default
                                                       ----------------------------------

SECTION 4.01.    Indenture Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         25
SECTION 4.02.    Acceleration; Rescission and
                                  Annulment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         27
SECTION 4.03.    Remedies with Respect to Indenture
                                  Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         28
SECTION 4.04.    Right To Cure; Option To Purchase; etc.  . . . . . . . . . . . . . . . . . . . . . . .         32
SECTION 4.05.    Rights of Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         36
SECTION 4.06.    Waiver of Existing Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         37
SECTION 4.07.    Certain Limitations on
                                  Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . .         37


                                                                    ARTICLE V

                                                         Duties of the Indenture Trustee
                                                         -------------------------------

SECTION 5.01.    Action Upon Indenture Event of
                                  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         37
SECTION 5.02.    Action Upon Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         38
SECTION 5.03.    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         40
SECTION 5.04.    No Duties Except as Specified in
                                  Indenture or Instructions . . . . . . . . . . . . . . . . . . . . . .         40
SECTION 5.05.    No Action Except Under Lease,
                                  Indenture or Instructions . . . . . . . . . . . . . . . . . . . . . .         41
SECTION 5.06.    Disposition of Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         41
SECTION 5.07.    Indenture Supplements for
                                  Replacements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         41
SECTION 5.08.    Effect of Replacements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         41
SECTION 5.09.    Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         42


                                                                   ARTICLE VI

                                                   The Owner Trustee and the Indenture Trustee
                                                   -------------------------------------------

SECTION 6.01.    Acceptance of Trusts and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . .         42
SECTION 6.02.    Absence of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         43
SECTION 6.03.    No Representations or Warranties as to
                                  the Equipment or Documents  . . . . . . . . . . . . . . . . . . . . .         43

                                                                  Contents, p. 3


SECTION 6.04.    No Segregation of Moneys; No Interest;
                                  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        44
SECTION 6.05.    Reliance; Agents; Advice of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . .        45
SECTION 6.06.    Not Acting in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . .        46
SECTION 6.07.    Certain Limitations on Owner Trustee's
                                  and Indenture Trustee's Rights  . . . . . . . . . . . . . . . . . . .        46


                                                                   ARTICLE VII

                                                            Assumption of Obligations . . . . . . . . .        46
                                                            -------------------------


                                                                  ARTICLE VIII

                                                               Successor Trustees
                                                               ------------------

SECTION 8.01.    Notice of Successor Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .        49
SECTION 8.02.    Resignation of Indenture Trustee;
                                  Appointment of Successor  . . . . . . . . . . . . . . . . . . . . . .        50


                                                                   ARTICLE IX

                                                           Supplements and Amendments
                                                      to This Indenture and Other Documents
                                                      -------------------------------------

SECTION 9.01.    Supplemental Indentures Without Consent
                                  of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        51
SECTION 9.02.    Indenture Trustee Protected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        53
SECTION 9.03.    Request of Substance, Not Form . . . . . . . . . . . . . . . . . . . . . . . . . . . .        54
SECTION 9.04.    Documents Mailed to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        54
SECTION 9.05.    Amendments, Waivers, etc. of Other
                                  Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        54


                                                                    ARTICLE X

                                                                  Miscellaneous
                                                                  -------------

SECTION 10.01.   Termination of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        60
SECTION 10.02.   No Legal Title to Indenture Estate in
                                  Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        60
SECTION 10.03.   Sale of Equipment by Indenture Trustee
                                  Is Binding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        60
SECTION 10.04.   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        61
SECTION 10.05.   Discontinuance of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        61

                                                                  Contents, p. 4


SECTION 10.06.   Indenture and Equipment Notes for
                                  Benefit of Owner Trustee, Indenture
                                  Trustee, Owner Participant and
                                  Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
SECTION 10.07.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
SECTION 10.08.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
SECTION 10.09.   Separate Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
SECTION 10.10.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
SECTION 10.11.   Indenture for Benefit of Owner Trustee,
                                  Indenture Trustee, Owner Participant
                                  and Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
SECTION 10.12.   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
SECTION 10.13.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
SECTION 10.14.   Normal Commercial Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63


ANNEX A          Amortization Schedule

EXHIBIT A    Form of Trust Indenture Supplement

Appendix A   Definitions

                     TRUST INDENTURE AND SECURITY AGREEMENT

                              TRUST INDENTURE AND SECURITY AGREEMENT
                       (Phillips Trust No.[ ]) dated as of September 1, 1994 (this "Indenture"), between WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as otherwise expressly set forth in
                       Section 6.03 hereof, but solely as trustee under the Trust Agreement referred to below and any successor appointed in accordance with the terms hereof and of the Trust Agreement (herein in such trustee capacity called the "Owner Trustee"), and SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, national banking association, as Indenture Trustee hereunder and any successor appointed in accordance with the terms hereof (herein called the "Indenture Trustee").


                          WHEREAS the Owner Participant and the Owner Trustee
in its individual capacity have entered into the Trust Agreement whereby, among other things, (i) the Owner Trustee establishes the Owner Trust for the use and benefit of the Owner Participant, and (ii) the Owner Trustee is authorized and directed to execute and deliver this Indenture;

                          WHEREAS the Owner Trustee and the Indenture Trustee
desire by this Indenture, among other things, (i) to provide for the issuance by the Owner Trust of the Equipment Notes, and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of, and the grant of a security interest in, certain of the Owner Trust's right, title and interest in and to the transportation equipment described in the Indenture Supplement hereto (the "Equipment") and the Equipment Lease Agreement (Phillips Trust No. []) dated as of the date hereof (the "Lease"), relating to the Equipment, between the Owner Trustee and Phillips Petroleum Company, and certain payments and other amounts received hereunder or thereunder, in accordance with the terms hereof, in trust, as security for, among other things, the Owner Trust's obligations described herein for the equal and ratable benefit of the holders of the Equipment Notes; and

                          WHEREAS all things necessary to make this Indenture
the legal, valid and binding obligation of the Owner Trustee, on behalf of the Owner Trust, and the Indenture Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.


                                GRANTING CLAUSE

                          NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY
AGREEMENT WITNESSETH, that, to secure (a) the prompt payment of the principal of and interest and premium, if any, on and all other amounts due with respect to, the Equipment Notes from time to time outstanding hereunder, (b) the payment, performance and observance by the Owner Trustee, on behalf of the Owner Trust, of all the obligations, agreements, covenants and provisions herein and in the Equipment Notes, and (c) the payment, performance and observance of all the obligations, agreements and covenants of the Owner Trustee in the Participation Agreement for the benefit of the Indenture Trustee or the holders of the Equipment Notes, all for the benefit of the holders of the Equipment Notes, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the Loan Participant, the Owner Trustee, on behalf of the Owner Trust, does hereby sell, assign, transfer, convey, grant, mortgage, pledge, and confirm unto the Indenture Trustee, its successors and assigns, for the security and benefit of the holders of the Equipment Notes from time to time, a security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee and the Owner Trust in and to the following described property, rights, interests and privileges insofar as it does not constitute Excepted Property (which collectively, including all property hereafter specifically subjected to the lien of this Indenture by any instrument supplemental hereto, but excluding Excepted Property, being herein called the "Indenture Estate"), to wit:

                          (1) the Lease, including, without limitation, all
amounts of Basic Rent, Supplemental Rent, insurance proceeds and other payments of any kind for or with respect to the Equipment, and the right to make all amendments and modifications thereunder, to exercise all elections and options thereunder, to grant all waivers, consents and approvals thereunder, to give and receive all notices thereunder, to declare any Lease Default or Lease Event of Default thereunder, to take any action or exercise any remedy (including, without limitation, the commencement, conduct and consummation of legal proceedings) permitted thereunder or by law, and to do any and all things whatsoever that the Owner Trustee or any lessor is or may be entitled to do under the Lease;

                          (2) the Equipment (including all Parts thereof), and
all substitutions therefor and replacements thereof, and all modifications, additions, improvements and accessions thereto, and all logs and records relating thereto in which the Owner Trustee shall acquire an interest, in each case whether now owned or hereafter acquired;

                          (3) all requisition proceeds with respect to the
Equipment or any Unit thereof (to the extent of the Owner Trustee's interest therein pursuant to the terms of the Lease);

                          (4) the Bills of Sale, including, without limitation,
all rights and claims arising thereunder;

                          (5) the rights and claims of the Owner Trust under
the Participation Agreement;

                          (6) any and all other assets, properties and rights
of whatsoever nature now owned or hereafter acquired by the Owner Trust pursuant to the Operative Agreements and all tolls, rents, revenues, issues, income, products and profits of any assets, properties and rights subjected to the lien hereof;

                          (7) all monies and securities now or hereafter paid
or deposited or required to be paid or deposited with the Indenture Trustee pursuant to any term of this Indenture, the Lease or the Participation Agreement or required to be held by the Indenture Trustee hereunder or thereunder; and

                          (8) all proceeds of the foregoing.

                          Notwithstanding the foregoing provisions:

                          (a) there shall be excluded from the foregoing sale, assignment, transfer, conveyance, mortgage, pledge or security interest granted by this Indenture and from the Indenture Estate all Excepted Property;

                          (b) (i) the Owner Trustee and the Owner Participant shall at all times retain the right, to the exclusion of the Indenture Trustee A) to Excepted Property and to commence and continue an action at law to obtain such Excepted Property and otherwise to exercise any election or option or make any determination or to give or receive any notice, consent, waiver or approval in respect of any Excepted Property and (B) prior to any foreclosure or other exercise of remedies hereunder that operates to divest the Owner Trustee of its rights as "Lessor" under the Lease, to adjust Basic Rent and the percentages relating to Stipulated Loss Value and Termination Value as provided in Section 3.4 of the Lease and Section 2.6 of the Participation Agreement;

                             (ii) the Owner Trustee and the Indenture Trustee shall independently retain the right to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel, copies of all documents and all information which the Lessee is permitted or required to give or furnish to the "Lessor" pursuant to the Lease or to the Owner Trustee pursuant to any other Operative Agreement, to exercise the inspection rights provided for in Section 13 of the Lease, to give any notice of default under Section 14 of the Lease and to declare the Lease in default in respect thereof and to retain the right to cause the Lessee to take any action and execute and deliver such documents and assurances as the "Lessor" may from time-to-time reasonably request pursuant to Section 16 of the Lease;

                          (iii) so long as no Indenture Event of Default shall have occurred and be continuing (but subject to the provisions of Section 9.05 hereof), the Owner Trustee shall retain the right, to the exclusion of the Indenture Trustee, to exercise all rights of the "Lessor" (but not the rights of the "Indenture Trustee") under the Lease (other than the right to receive any funds to be delivered to the "Lessor" under the Lease (except funds which constitute or are delivered with respect to Excepted Property));

                          (c) the leasehold interest granted to the Lessee under the Lease shall not be subject to the security interest granted by this Indenture, and nothing in this Indenture shall affect the rights of the Lessee under the Lease so long as no Lease Event of Default has occurred and is continuing; and

                          (d) as between the Owner Trustee and the Indenture Trustee, prior to any foreclosure or other exercise of remedies hereunder that operates to divest the Owner Trustee of its rights as "Lessor" under the Lease, nothing contained in this Granting Clause shall prevent the Owner Trustee, as the Lessor under the Lease, or the Owner Participant from seeking specific performance of the covenants of the Lessee under the Lease relating to the protection, insurance, maintenance, storage, possession, use and return of the Equipment (as long as any such action does not materially interfere with the ability of the Indenture Trustee to exercise its remedies pursuant to Section
         4.03 hereof) and from maintaining separate insurance with respect to the Equipment to the extent permitted by Section 12 of the Lease.

                          TO HAVE AND TO HOLD all and singular the aforesaid
property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the holders from time to time of the Equipment Notes, without any priority of any one Equipment Note over any other, and for the uses and purposes, and subject to the terms and provisions, set forth in this Indenture.

                          It is expressly agreed that anything herein contained
to the contrary notwithstanding, the Owner Trustee and the Owner Trust shall remain liable under each of the Operative Agreements to which it is a party to perform all of the obligations, if any, assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the holders of the Equipment Notes shall have no obligation or liability under any of the Operative Agreements to which the Owner Trustee or the Owner Trust is a party by reason of or arising out of this assignment, nor shall the Indenture Trustee or the holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee or the Owner Trust under or pursuant to any of the Operative Agreements to which the Owner Trustee is a party or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                          For so long as this Indenture is in effect and
subject to all the provisions hereof, the Owner Trustee does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise) to (i) ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due to the Owner Trustee or the Owner Trust (other than Excepted Property), under or arising out of the Indenture Estate (subject to the provisions of Section 9.05), or to endorse any checks or other instruments or orders in connection therewith and to file any claims, exercise any rights or remedies, or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises and (ii) without limiting the provisions of the foregoing clause (i) hereof, during the continuance of any Indenture Default to sue for, or settle, adjust or compromise any claim for any and all Rents, income and other sums that are assigned under the Granting Clause hereof as fully as the Owner Trustee could itself do, and upon any purchase of the Equipment to execute and deliver in the name of and on behalf of the Owner Trustee an appropriate bill of sale transferring the Owner Trustee's interest in the Equipment and other instruments of transfer relating to the Equipment or any interest therein, when purchased by the Lessee in accordance with the Lease, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the performance of its duties hereunder, all to the extent provided in this Indenture.

                          For as long as this Indenture is in effect the Owner
Trustee has directed the Lessee to make all payments of Rent (other than Excepted Property) payable to the Owner Trustee by the Lessee and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease directly to the Indenture Trustee at such address as the Indenture Trustee shall specify, for application as provided in this Indenture. For so long as this Indenture is in effect the Owner Trustee agrees that promptly on receipt thereof (other than Excepted Property), it will transfer to the Indenture Trustee any and all moneys from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Indenture, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee as expressly provided in this Indenture and any Excepted Property.

                          For as long as this Indenture is in effect the Owner
Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem necessary or appropriate in obtaining the full benefits of this assignment and of the rights and powers herein granted.

                          The Owner Trustee has the right, power and authority
under the Trust Agreement to grant a lien on and security interest in the Indenture Estate to the Indenture Trustee hereunder; and the Owner Trustee will defend such lien and security interest against all Lessor's Liens as more fully set forth in Sections 6.2 and 6.3 of the Participation Agreement. The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its estate, right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that it will not (other than in respect of the Excepted Property), except as provided in or permitted by this Indenture, accept any payment from the Lessee, enter into an agreement amending or supplementing any of the Operative Agreements, execute any waiver or modification of, or consent under the terms of any of the Operative Agreements (other than the Tax Indemnity Agreement), settle or compromise any claim (other than claims in respect of Excepted Property) against the Lessee arising under any of the Operative Agreements, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Agreements, to arbitration thereunder.

                          IT IS HEREBY FURTHER COVENANTED AND AGREED by and
between the parties hereto as follows:


                                   ARTICLE I

                                  DEFINITIONS

                          Section 1.01.  Certain Definitions.  Unless the
context otherwise requires, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A hereto for all purposes of this Indenture. All references to articles, sections, clauses, schedules and appendices in this Indenture are to articles, sections, clauses, schedules and appendices in and to this Indenture unless otherwise indicated.


                                   ARTICLE II

                              THE EQUIPMENT NOTES

                          Section 2.01.  Form of Equipment Notes.  The
Equipment Notes shall be substantially in the form set forth below:

                                 EQUIPMENT NOTE

                   Secured by certain [          ] and Lease
                   Obligations of Phillips Petroleum Company

                   Issued in connection with the financing of
                    [        ][designated as [           ]]


No._______________________                            Maturity:  ______________
$_________________________                            Premium Termination
                                                      Date:  __________________


WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as owner trustee (herein in such capacity called the "Owner Trustee") under that certain
Trust Agreement (Phillips Trust No. [    ]), dated as of September 1, 1994 , as
from time to time supplemented and amended (herein called the "Trust Agreement"), between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant", on behalf of the trust created under the Trust Agreement, hereby promises to pay to ____________________________, or registered assigns, the principal sum of $__________, in lawful currency of the United States of America, in installments payable on the dates set forth in Annex A hereto, commencing [
] and thereafter to and including [           ], each such installment to be in
an amount equal to the corresponding percentage (if any) of the original principal amount hereof set forth in Annex A hereto, together with interest thereon on the amount of such principal amount remaining unpaid from time to time from and including the date hereof until such principal amount shall be
due and payable, payable on [           ] and on each [         ] and [
] thereafter to the maturity date hereof at the rate of [    ]% per annum
(computed on the basis of a 360-day year
of twelve 30-day months). Interest on any overdue principal and (to the extent legally enforceable) on overdue interest shall be paid from the due date
thereof at the rate of [    ]% per annum (computed on the basis of a 360-day
year of twelve 30-day months), payable on demand.

                          All payments of principal and interest and premium,
if any, to be made hereunder and under the Trust Indenture and Security
Agreement (Phillips Trust No. [   ]), dated as of September 1, 1994, as from
time to time amended and supplemented (herein called the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), between the Owner Trustee and Shawmut Bank Connecticut, National Association, as Indenture Trustee thereunder for the holder of this Equipment Note and the holders of other Equipment Notes outstanding thereunder (herein in such capacity called the "Indenture Trustee") shall be made only from the income and proceeds from the Indenture Estate and only to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Article III of the Indenture. Each holder hereof, by its acceptance of this Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof as provided in the Indenture and that none of the Owner Trustee, the Owner Participant, the Indenture Trustee or their permitted successors and assigns is or shall be personally liable to the holder hereof for any amount payable under this Equipment Note or the Indenture or, except as expressly provided in the Participation Agreement or the Indenture, for any liability under the Participation Agreement or (in the case of the Owner Trustee or the Indenture Trustee) the Indenture.

                          Payments with respect to the principal amount hereof,
premium, if any, and interest thereon shall be payable in U.S. dollars in immediately available funds at the principal corporate trust administration office of the Indenture Trustee, or as otherwise provided in the Indenture. Each such payment shall be made on the date such payment is due and, except for the last payment of principal hereof, without any presentment or surrender of this Equipment Note. Whenever the date scheduled for any payment to be made hereunder or under the Indenture shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

                          Each holder hereof, by its acceptance of this
Equipment Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of accrued but unpaid interest on this Equipment Note then due, second, to the payment of the unpaid principal amount of this Equipment Note then due, third, to the payment of any premium then due, and fourth, to the payment of the remaining outstanding principal amount of this Equipment Note; provided that the Owner Trustee may only prepay this Equipment Note as provided in Sections 2.10, 3.02 and 3.03 of the Indenture.

                          This Equipment Note is one of the Equipment Notes
referred to in the Indenture which have been or are to be issued by the Owner Trustee on behalf of the Owner Trust pursuant to the terms of the Indenture in
the maximum principal amount of [         ].  The Indenture Estate is held by
the Indenture Trustee as security for the Equipment Notes. Reference is hereby made to the Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Equipment Note, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each holder hereof agrees by its acceptance of this Equipment Note.

                          This Equipment Note is subject to redemption or
prepayment as provided in Sections 2.10, 3.02 and 3.03 of the Indenture. This Equipment Note is subject to purchase by the Owner Participant without a premium as provided in Section 4.04(b) of the Indenture. The holder hereof, by its acceptance of this Equipment Note, agrees to be bound by said provisions.

                          This Equipment Note is a registered Equipment Note
and is transferable, as provided in the Indenture, only upon surrender of this Equipment Note for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing. Prior to the due presentation for registration of transfer of this Equipment Note, the Owner Trustee and the Indenture Trustee may deem and treat the registered holder of this Equipment Note as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect hereto and for all other purposes and shall not be affected by any notice to the contrary.

                          THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT. THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                          Unless the certificate of authentication hereon has
been executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                          IN WITNESS WHEREOF, the Owner Trustee has caused this
Equipment Note to be executed by one of its authorized officers as of the date hereof.

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee



                     By
                       -----------------------------------





                          This is one of the Equipment Notes referred to in the
within-mentioned Indenture.


SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                              as Indenture Trustee


                     By
                       ------------------------------
                            Authorized Officer

                     [Here insert Annex A, Amortization Schedule]

                          Section 2.02.  Terms of Equipment Notes.  There shall
be issued and delivered to the Loan Participant or Participants an Equipment Note or Notes having the maturities and bearing the interest rate or rates set forth in the Participation Agreement, a supplement hereto or thereto or otherwise in an agreement among the Owner Trustee, the Loan Participant or Participants and the Lessee, in an aggregate principal amount equal to the loans made by the Loan Participants to the Owner Trustee pursuant to the Participation Agreement or any supplement thereto, which shall evidence the loans made by the Loan Participants in connection with the purchase of the Equipment by the Owner Trustee from the Lessee (or any loans resulting from a refinancing thereof in accordance with the Participation Agreement or any supplement thereto), such Equipment Notes to be substantially in the form set forth in Section 2.01, with deletions and insertions as appropriate, duly authenticated by the Indenture Trustee and dated the Closing Date of the Equipment (or such other date to which the parties to any such refinancing shall agree), and as having been issued in connection with the financing of the Equipment or any Unit or Units of the Equipment.

                          The principal amount of each Equipment Note issued
pursuant to the provisions of this Indenture shall be payable on the dates and in the amounts set forth in the form thereof contained in Section 2.01 and Annex A. Interest accrued on the Equipment Notes shall be computed on the basis of a 360-day year of twelve 30-day months on the principal amount thereof remaining unpaid from time to time from and including the date thereof to but excluding the date of payment. The Owner Trustee shall furnish to the Indenture Trustee a copy of each Equipment Note issued pursuant to the provisions of this Indenture.

                          The aggregate principal amount of Equipment Notes
which may be outstanding at any one time under this Indenture shall be limited to the aggregate amount set forth in the form thereof contained in Section 2.01.

                          No Equipment Note shall be entitled to any benefit
under this Indenture or be valid or obligatory for any purpose, unless it shall have been authenticated by or on behalf of the Indenture Trustee by manual signature.

                          Section 2.03.  Payment from Indenture Estate Only.
All payments to be made under the Equipment Notes and this Indenture shall be made only from the income and the proceeds from the Indenture Estate and only to the extent that the Indenture Trustee shall have received sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of
Article III hereof. Each holder of an Equipment Note, by its acceptance of such Equipment Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to such holder as herein provided and that none of the Owner Trustee, the Owner Participant, the Indenture Trustee or their permitted successors and assigns is or shall be personally liable to the holder of any Equipment Note for any amount payable under such Equipment Note or this Indenture or, except as expressly provided in the Participation Agreement or the Indenture, for any liability under the Participation Agreement or (in the case of the Owner Trustee or the Indenture Trustee) the Indenture.

                          Section 2.04.  Method of Payment.  (a)  The principal
of and premium, if any, and interest on each Equipment Note will be payable in U.S. dollars in immediately available funds at the principal corporate trust administration office of the Indenture Trustee or as otherwise directed in the manner provided herein. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by any holder of an Equipment Note by written notice to the Owner Trustee and the Indenture Trustee, all amounts payable by the Owner Trustee hereunder to such holder or a nominee therefor either (i) by transferring by wire in immediately available funds to an account maintained by such holder with a bank in the United States the amount to be distributed to such holder or (ii) by mailing a check denominated in U.S. dollars to such holder at such address as such holder shall have specified in such notice, in any case without any presentment or surrender of any Equipment Note, except that the holder of an Equipment Note shall surrender such Equipment Note to the Indenture Trustee upon payment in full of the principal amount of and interest on such Equipment Note and such other sums payable to such holder hereunder or under the Equipment Note.

                          (b)  Whenever the date scheduled for any payment to
be made hereunder (including without limitation, any payment made under Section 4.04) or under any Equipment Note shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

                          Section 2.05.  Application of Payments to Principal
Amount and Interest. In the case of each Equipment Note, each payment of principal thereof and premium, if any, and interest thereon shall be applied, first, to the payment of accrued but unpaid interest on such Equipment Note then due thereunder, second, to the payment of the unpaid principal amount of such Equipment Note then due thereunder, third, to the payment of any premium then due thereon and fourth, to the payment of the remaining outstanding principal amount of such Equipment Note; provided, that the Owner Trustee may only prepay such Equipment Note in accordance with the provisions of Sections 2.10, 3.02 and 3.03 hereof.

                          Section 2.06.  Termination of Interest in Indenture
Estate. A holder shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of and interest on all Equipment Notes held by such holder and all other sums payable to such holder hereunder and under such Equipment Notes and under the Participation Agreement shall have been paid in full.

                          Section 2.07.  Transfer of Equipment Notes.  The
Indenture Trustee shall maintain at its corporate trust office in Hartford, Connecticut or in the city in which the corporate trust office of a successor Indenture Trustee is located, a register for the purpose of registering transfers and exchanges of Equipment Notes. A holder of an Equipment Note intending to transfer such Equipment Note to a new payee, or to exchange any Equipment Note or Equipment Notes held by it for an Equipment Note or Equipment Notes of a different denomination or denominations, may surrender such Equipment Note or Equipment Notes to the Indenture Trustee at such principal corporate trust administration office of the Indenture Trustee, together with a written request from such holder for the issuance of a new Equipment Note or Equipment Notes, specifying the denomination or denominations (each of which shall be not less than $1,000,000 or a whole multiple thereof or such smaller denomination as may be necessary due to the original issuance of Equipment Notes of the applicable maturity in an aggregate principal amount not evenly divisible by $1,000,000) of the same, and, in the case of a surrender for registration of transfer, the name and address of the transferee or transferees. Promptly upon receipt of such documents, the Owner Trustee will issue, and the Indenture Trustee will authenticate, a new Equipment Note or Equipment Notes in the same aggregate principal amount and dated the same date or dates as, with the same payment schedule, in the form set forth in Section
2.01 in the same maturity and bearing the same interest rate as the Equipment Note or Equipment Notes surrendered (unless a different rate shall be specified pursuant to the provisions of Section 2.12 hereof) and otherwise of the same tenor, in such denomination or denominations and payable to such payee or payees as shall be specified in the written request from such holder. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes shall be the valid obligations of the Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. The Indenture Trustee shall make a notation on each new Equipment Note or Equipment Notes of the amount of all payments or prepayments of principal and interest previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note or Equipment Notes is or are issued. From time to time, the Indenture Trustee will provide the Owner Trustee and the Lessee with such information as it may request as to the registered holders of Equipment Notes. The Owner Trustee shall not be required to exchange any surrendered Equipment Notes as above provided during the 10-day period preceding the due date of any payment on such Equipment Notes.

                          Prior to the due presentment for registration of
transfer of an Equipment Note, the Owner Trustee and the Indenture Trustee may deem and treat the registered holder of such Equipment Note as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes and shall not be affected by any notice to the contrary.

                          The Indenture Trustee will promptly notify the Owner
Trustee and the Lessee of each request for a registration of transfer of an Equipment Note. The Indenture Trustee will promptly cancel and destroy all Equipment Notes surrendered for transfer or exchange pursuant to this Section.

                          Section 2.08.  Mutilated, Destroyed, Lost or Stolen
Equipment Notes. If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the holder of such Equipment Note, issue, and the Indenture Trustee shall authenticate and deliver in replacement thereof, a new Equipment Note in the form set forth in
Section 2.01, payable to the same holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the same date as the Equipment Note so mutilated, destroyed, lost or stolen. The Indenture Trustee shall make a notation on each new Equipment Note of the amount of all payments or prepayments of principal and interest theretofore made on the Equipment Note so mutilated, destroyed, lost or stolen and the date to which interest on such old Equipment Note has been paid. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee and forwarded to the Owner Trustee by the Indenture Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner Trustee and the Indenture Trustee such security or indemnity as may be required by them to save the Owner Trustee and the Indenture Trustee harmless and evidence satisfactory to the Owner Trustee and the Indenture Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof; provided, however, that if the holder of such Equipment Note is the Pass Through Trustee or another reputable financial institution, its affidavit of destruction, loss or theft and its agreement to indemnify the Owner Trustee and Indenture Trustee shall be sufficient.

                          Section 2.09.  Payment of Transfer Taxes.  Upon the
transfer of any Equipment Note or Equipment Notes pursuant to Section 2.07, the Owner Trustee or the Indenture Trustee may require from the party requesting such new Equipment Note or Equipment Notes payment of a sum to reimburse the Owner Trustee or the Indenture Trustee for, or to provide funds for the payment of, any tax or other governmental charge in connection therewith.

                          Section 2.10.  Prepayments.  (a)  When and if the
Lease Term as applicable to any Unit or Units is terminated pursuant to Section 10 of the Lease or the early buy-out option is exercised with respect to any Unit or Units pursuant to Section 22.6 thereof, each Equipment Note (or, if Equipment Notes are issued in more than one series, each Equipment Note of the series issued to finance the class of

Equipment of which such Unit or Units is a part) shall be prepaid, in whole or in part at a price equal to the sum of

                          (i) as to principal thereof, an amount equal to the product obtained by multiplying the unpaid principal amount of such Equipment Note as at the date of such prepayment (after deducting therefrom the unpaid amount of any principal installment due on or prior to the date of such prepayment) by a fraction, the numerator of which shall be the Equipment Cost of such Unit or Units and the denominator of which shall be the aggregate Equipment Cost of all Units included in the Indenture Estate (or, if the Equipment Notes are issued in more than one series, the aggregate Equipment Cost of all Units included in the Indenture Estate of the class of Equipment financed by the Equipment Notes of such series) immediately prior to the date of such prepayment,

                          (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above on the date of such prepayment (after giving effect to the application of any Basic Rent paid on or prior to the date of such prepayment) and

                          (iii) if prepaid prior to the Premium Termination Date applicable to such Equipment Note as specified therein, a premium in an amount equal to the Make-Whole Amount, if any, applicable in respect of the principal amount to be prepaid pursuant to clause (i) above on the date of such prepayment.

Notwithstanding the foregoing, in the case of the exercise of the early buy-out option pursuant to Section 22.6 of the Lease, if the Lessee assumes the related indebtedness in respect of the Equipment Notes in accordance with the terms of
Section 10.3 of the Participation Agreement and Article VII hereof, then a prepayment shall not be required under this Section 2.10(a).

                          (b)  In connection with the occurrence or deemed
occurrence of an Event of Loss with respect to any Unit or Units if such Unit or Units are not replaced in accordance with Section 11.2(i) of the Lease within the period of time set forth in
Section 11.2(i) of the Lease, the Equipment Note (or, if Equipment Notes are issued in more than one series, each Equipment Note of the series issued to finance the class of Equipment of which such Unit or Units is a part) shall be prepaid in whole or in part at a price equal to the sum of

                          (i) as to principal thereof, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of such Equipment Note as at the Determination Date for such Unit or Units as determined pursuant to Section 11.2(ii) to the Lease (after deducting therefrom the unpaid amount of any principal installment due on or prior to such Determination Date) by a fraction, the numerator of which shall be the Equipment Cost of such Unit or Units and the denominator of which shall be the aggregate Equipment Cost of all Units included in the Indenture Estate (or, if the Equipment Notes are issued in more than one series, the aggregate Equipment Cost of all Units included in the Indenture Estate of the class of Equipment financed by the Equipment Notes of such series) immediately prior to such Determination Date, and

                          (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above to but not including the date of prepayment (after giving effect to the application of any Basic Rent paid on or prior to the date of such prepayment), but without the payment of any premium.

                          (c)         In connection with a refinancing
pursuant to Section 10.2 of the Participation Agreement, all Equipment Notes shall be prepaid in whole but not in part on the date of such refinancing at a price (in addition to any other amounts due to the holders of the Equipment Notes under this Indenture) equal to the unpaid principal amount thereof together with accrued but unpaid interest thereon, plus, if prepaid prior to the Premium Termination Date applicable to such Equipment Note, a premium in an amount equal to the Make-Whole Amount, if any, applicable in respect of the principal amount to be prepaid pursuant to this Section 2.10(c).

                          (d)         The Indenture Trustee shall give
prompt notice of any prepayment of any of the Equipment Notes to all holders of such Equipment Notes as soon as the Indenture Trustee shall receive notice thereof specifying the principal amount of the Equipment Notes to be prepaid and the date of prepayment.

                          (e)         In case of any partial prepayment
of Equipment Notes in respect of any Unit or Units of Equipment,

                          (i) such prepayment shall be applied pro rata to each Equipment Note issued to finance the same Units of Equipment and then outstanding, in proportion to the outstanding principal balance thereof, and

                          (ii) the amount of each installment of principal of each such Equipment Note so prepaid becoming due after application of such prepayment shall be adjusted so that the principal payable on each date when such payment shall be due shall bear the same proportion to the principal amount that would have been payable on such date but for such prepayment as the total principal amount outstanding bears to the principal amount that would have been outstanding on such date but for such prepayment, and that, upon due payment of all such installments, the entire principal balance of each such Equipment Note shall have been paid in full.

                          Section 2.11.  Equally and Ratably Secured.  All
Equipment Notes at any time outstanding under this Indenture shall be equally and ratably secured hereby without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of such Equipment Notes so that all Equipment Notes at any time issued and outstanding hereunder shall have the same rights, Liens and preferences under and by virtue of this Indenture.

                          Section 2.12.  Refinancing.  In the case of any
refinancing of the Equipment Notes contemplated by the Participation Agreement or any agreement among the Owner Trustee, the holders of all outstanding Equipment Notes, and the purchasers of such Equipment Notes, which agreement shall be deposited with the Indenture Trustee,

                          (a) upon request of the Owner Trustee, the Indenture Trustee shall issue, in exchange for the then outstanding Equipment Notes, new Equipment Notes having the maturities, bearing interest at such rates, payable on such dates, and having such other terms and conditions as may be specified in such request, and

                          (b) with the consent of the purchaser or purchasers of all of the Equipment Notes, the Indenture Trustee and the Owner Trustee shall enter into any agreement supplemental hereto or amendment hereof amending Annex A and making such other amendments hereto and to the Equipment Notes as shall be necessary or appropriate to effect such refinancing.

                          Section 2.13.  Agreement upon Purchase.  By its
purchase of Equipment Notes, each Loan Participant agrees to be bound by the terms and provisions hereof, including but not limited to Section 4.07.


                                  ARTICLE III

                     RECEIPT, DISTRIBUTION AND APPLICATION
                      OF INCOME FROM THE INDENTURE ESTATE

                          Section 3.01.  Basic Rent Distribution.  Except as
otherwise provided in Section 3.03, the payment of Interim Interest (whether paid by the Owner Participant through the Owner Trustee pursuant to the Participation Agreement or paid by the Lessee as Supplemental Rent) and each payment of Basic Rent, as well as any payment of interest on overdue payments of Interim Interest or Basic Rent and any other moneys paid over by the Lessee or the Owner Trustee to the Indenture Trustee for such purpose, shall be distributed by the Indenture Trustee as promptly as possible (it being understood that any payments of Interim Interest and Basic Rent received by the Indenture Trustee on a timely basis and in accordance with the provisions of
Section 3.6 of the Lease shall be distributed on the date received in the funds so received) in the following order of priority:

                          first, so much of such payment as shall be required for the purpose shall be distributed and paid to the holders of the Equipment Notes to pay in full the aggregate amount of the payment or payments of principal, premium, if any, and interest (as well as any interest on overdue principal, premium or interest) then due, such distribution to be made ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due with respect to each such Equipment Note bears to the aggregate amount of payments then due under all such Equipment Notes; and

                          second, the balance, if any, of such payment remaining thereafter shall be distributed to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement.

The portion of each such installment distributed to a holder of an Equipment Note shall be applied by such holder in payment of such Equipment Note in accordance with the terms of Section 2.05.

                          Section 3.02.  Distribution in the Event of
Prepayment. (a) Except as otherwise provided in Section 3.02(b), 3.03 or 3.05, in the event that any prepayment of the Equipment Notes, in whole or in part, is required in accordance with the provisions of Section 2.10, then any amount received pursuant to Section 10, 11 or 22.6 of the Lease or as a result of a refinancing pursuant to Section 10.2 of the Participation Agreement shall in each case be distributed and paid in the following order of priority:

                          first, so much of such amount as shall be required for the purpose shall be distributed and paid to the holders of the Equipment Notes to pay the aggregate amount of the payment of principal to be prepaid on the Equipment Notes pursuant to Section
         2.10 and accrued but unpaid interest thereon and premium, if any, due in respect of such prepayment, such payment to be made ratably, without priority of one over any other, in the proportion that the amount to be prepaid on each such Equipment Note bears to the aggregate amount to be paid on all such Equipment Notes; and

                          second, the balance, if any, of such amount remaining thereafter shall be distributed to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement;

provided, however, that (i) if the distribution pursuant to the foregoing clause "first" is to be made in respect of a prepayment of the Equipment Notes in full, then, prior to making the distributions referred to in clause "second" above, so much of the amount distributable hereunder as shall be required to pay in full the amounts referred to in clauses "first" and "second" of Section 3.03(a) shall be distributed in accordance with such clauses.

                          (b)                 Except as otherwise provided in
Section 3.03 or 3.05 and subject to Section 4.05, any amounts received by the Indenture Trustee directly or through the Lessee from any governmental authority or other party pursuant to Section 11 of the Lease with respect to any Unit as the result of an Event of Loss, to the extent that such amounts are not at the time required to be paid to the Lessee pursuant to said Section 11 and any amounts of insurance proceeds for damage to the Indenture Estate received directly or though the Lessee from any insurer pursuant to Section 12 of the Lease with respect thereto as the result of an Event of Loss (including any such amounts received from the Lessee on account of self-insurance or policy deductibles), to the extent such amounts are not at the time required to be paid to the Lessee pursuant to said Section 12, shall (except to the extent constituting Excepted Property), except as otherwise provided in the next sentence, be applied as provided in subsection (a) of this Section 3.02 and such application shall correspondingly reduce the Lessee's obligation to pay Stipulated Loss Value and Termination Value as provided in the Lease. Any amount (or portion thereof) referred to in the preceding sentence that is not required to be paid to the Lessee according to the provisions of Section 11.6 of the Lease shall be held by the Indenture Trustee as security for the obligations of the Lessee under the Lease and applied as set forth therein (including without limitation Section 15 thereof).

                          Section 3.03.  Payments After Indenture Event of
Default. (a) Except as provided in Section 3.05 and subject to Section 4.05, after an Indenture Event of Default shall have occurred and be continuing and after the Indenture Trustee either (i) has declared (as assignee from the Owner Trustee of the Lease) the Lease to be in default pursuant to Section 15 thereof or (ii) has declared the Equipment Notes to be accelerated pursuant to Section
4.02 or (iii) has elected to foreclose or otherwise exercise any remedies under this Indenture, or (iv) has declared its intention to take any of the foregoing actions (or has been directed to do so by a Majority in Interest) but is stayed or otherwise prevented from doing so by operation of law, then all payments (other than Excepted Property) received and amounts realized by the Indenture Trustee (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Section 15 of the Lease, or Article IV), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Indenture Event of Default shall be continuing, shall be distributed forthwith by the Indenture Trustee in the following order of priority:

                          first, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any fees which are due and payable for its services under this Indenture and any tax, expense (including reasonable attorney's fees) or other loss incurred by the Indenture Trustee (to the extent reimbursable as provided in the Operative Agreements and not previously reimbursed and to the extent incurred in connection with its duties as Indenture Trustee) shall be distributed to the Indenture Trustee;

                          second, so much of such payments or amounts as shall be required to reimburse the holders of the Equipment Notes for payments made by them to the Indenture Trustee pursuant to Section 5.03(b) (to the extent not previously reimbursed), and to pay such holders of the Equipment Notes the amounts payable to them pursuant to the provisions of the Participation Agreement, shall be distributed to such holders of the Equipment Notes, without priority of one over the other, in accordance with the amount of the payment or payments made by, or payable to, each such holder;

                          third, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all the Equipment Notes, plus the premium, if any, thereon and accrued but unpaid interest thereon to the date of distribution, shall be distributed to the holders of the Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts, then, ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Equipment Notes held by each such holder, plus the premium, if any, thereon and accrued but unpaid interest thereon to the date of distribution, bears to the aggregate unpaid principal amount of all Equipment Notes, plus the premium, if any, thereon and accrued but unpaid interest thereon to the date of distribution; and

                          fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement.

                          (b)                 Except as provided in Sections
3.03(a) and 3.05 and subject to Section 4.05, if an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall not make any distribution to the Owner Trustee but shall hold amounts otherwise distributable to the Owner Trustee as collateral security for the obligations secured hereby until such time as no Indenture Event of Default shall be continuing or such amounts are applied pursuant to Section 3.03(a); provided that any amounts held pursuant to this Section 3.03(b) and not so applied shall be distributed to the Owner Trustee for distribution in accordance with the terms of the Trust Agreement after the expiration of a period of twelve months from the date that such amounts would have been so distributed but for this
Section 3.03(b).

                          Section 3.04.Other Payments.  (a)  Except as
otherwise provided in Section 3.03 or 3.05 and subject to Section 4.05,

                          (i) any payments received by the Indenture Trustee for which no provision as to the application thereof is made in the Lease or the Participation Agreement or elsewhere in this Article III, and

                          (ii) all payments received and amounts realized by the Indenture Trustee under the Lease or otherwise with respect to the Equipment to the extent received or realized at any time after payment in full of the principal of and interest and premium, if any, on all Equipment Notes, as well as any other amounts remaining as part of the Indenture Estate after payment in full of the principal of and interest and premium, if any, on all Equipment Notes issued hereunder, shall be distributed forthwith by the Indenture Trustee in the order of priority set forth in Section 3.03(a), except that in the case of any payment described in clause (ii) above, such payment shall be distributed omitting clause "third" of such Section 3.03(a).

                          (b) Any payments received by the Indenture Trustee
for which provision as to the application thereof is made in the Lease or the Participation Agreement or other Operative Agreement but not elsewhere in this Indenture shall be applied to the purposes for which such payments were made in accordance with the provisions of the Lease, the Participation Agreement or such other Operative Agreement, as the case may be.

                          Section 3.05.  Distribution of Excepted Property.
All amounts constituting Excepted Property received by the Indenture Trustee shall be paid by the Indenture Trustee to the Person or Persons entitled thereto.


                                   ARTICLE IV

                       REMEDIES OF THE INDENTURE TRUSTEE
                       UPON AN INDENTURE EVENT OF DEFAULT

                          Section 4.01.  Indenture Events of Default.  The
following events shall constitute "Indenture Events of Default" and each such Indenture Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

                          (a) subject to Section 4.04(a), a Lease Event of Default (other than a Lease Event of Default solely by reason of a default by the Lessee to pay any amounts which are part of the Excepted Property unless the Owner Participant shall in its sole discretion direct in writing that such failure constitutes an Indenture Event of Default); or

                          (b) default by the Owner Trustee in making any payment when due of principal of, premium, if any, or interest on, any Equipment Note or Equipment Notes, and the continuance of such default unremedied for 10 Business Days after the same shall have become due and payable; or

                          (c) any failure by the Owner Trustee or the Owner Participant to observe or perform any covenant or obligation of them or any of them, in this Indenture or the Equipment Notes (other than as set forth in clause (b) above) or in the Participation Agreement, if, but only if, such failure is not remedied within a period of 30 days after there has been given to the Owner Trustee, the Owner Participant and the Lessee by the Indenture Trustee a written notice specifying such failure and requiring it to be remedied; provided that, if such failure is capable of being remedied, no such failure shall constitute an Indenture Event of Default hereunder for a period of 360 days after such notice so long as the Owner Trustee or the Owner Participant is diligently proceeding to remedy such failure; or

                          (d) any representation or warranty made by the Owner Trustee or the Owner Participant under the Participation Agreement, or by the Owner Trustee hereunder, or by any representative of the Owner Trustee or the Owner Participant in any document or certificate furnished to the Indenture Trustee or the Loan Participant in connection herewith or therewith or pursuant hereto or thereto, shall prove at any time to have been incorrect as of the date made in any respect material to the interests of the holders of Equipment Notes and such incorrectness shall remain material in such respect and continue unremedied for a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by any holder of an Equipment Note a written notice specifying such incorrectness, stating that such incorrectness is a default hereunder and requiring it to be remedied;

                          (e) the Owner Trustee (as Owner Trustee and not in its individual capacity), the Owner Trust or the Owner Participant shall consent to the appointment of a custodian, receiver, trustee or liquidator of itself or of a substantial part of its property or shall make a general assignment for the benefit of creditors; or

                          (f) the Owner Trustee (as Owner Trustee and not in its individual capacity), the Owner Trust or the Owner Participant shall file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or other insolvency law of any jurisdiction now or hereafter in effect; or

                          (g) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Owner Trustee (as Owner Trustee and not in its individual capacity) or the Owner Participant, a receiver, trustee or liquidator of the Owner Trustee (as Owner Trustee and not in its individual capacity), the Owner Trust or the Owner Participant, or of any substantial part of its property, or granting any order for relief in respect of the Owner Trustee (as Owner Trustee and not in its individual capacity), the Owner Trust or the Owner Participant under any bankruptcy or other insolvency law of any jurisdiction now or hereafter in effect, and any such order, judgment or decree of appointment shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

                          (h) a petition against the Owner Trustee (as Owner Trustee and not in its individual capacity), the Owner Trust or the Owner Participant, in a proceeding under any bankruptcy or other insolvency law now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner Trustee (as Owner Trustee and not in its individual capacity), the Owner Trust or the Owner Participant, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner Trustee (as Owner Trustee and not in its individual capacity), the Owner Trust or the Owner Participant or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days.

                          Section 4.02.  Acceleration; Rescission and
Annulment. If an Indenture Event of Default occurs and is continuing, the Indenture Trustee may, and upon the directions of a Majority in Interest shall, subject to Section 4.04, declare the unpaid principal amount of all Equipment Notes then outstanding and accrued interest thereon to be due and payable, whereupon the unpaid principal amount of all Equipment Notes then outstanding and accrued interest thereon, and all other amounts payable to the Indenture Trustee and the holders of the Equipment Notes, shall immediately and without further act become due and payable; provided, however, that, unless an Indenture Event of Default under clause (e), (f), (g) or (h) of Section 4.01, or a Lease Event of Default under clause (d) or (e) of Section 14 of the Lease, has occurred and is continuing, the Indenture Trustee shall give written notice to the Owner Trustee not less than 10 Business Days prior to any such declaration. At any time after the Indenture Trustee has declared the unpaid principal amount of all Equipment Notes then outstanding to be due and payable and prior to the sale of any of the Indenture Estate pursuant to this Article IV, a Majority in Interest, by written notice to the Owner Trustee, the Lessee and the Indenture Trustee, may rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on the Equipment Notes, and the principal of and premium, if any, on any Equipment Notes that have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree, and (iii) all other Indenture Defaults and Indenture Events of Default, other than nonpayment of principal or interest on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived.

                          Section 4.03.  Remedies with Respect to Indenture
Estate. (a) After an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, then and in every such case the Indenture Trustee, as assignee hereunder of the Lease or as mortgagee hereunder of the Equipment or otherwise, may, and when required pursuant to the provisions of Article V hereof shall, subject to Sections 4.04 and 4.05, exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to Section 15 of the Lease and this Article IV and may recover judgment in its own name as Indenture Trustee against the Indenture Estate and may take possession of all or any part of the Indenture Estate, and may exclude the Owner Trustee and the Owner Participant and all persons claiming under any of them wholly or partly therefrom; provided, however, that nothing in this Indenture shall permit or require the Indenture Trustee to take any action contrary to, or to disturb, the Lessee's rights under the Lease, except in accordance with the provisions of the Lease.

                          (b)  Subject to Section 4.04 and Section 4.05, the
Indenture Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Owner Trustee, the Owner Participant and the Lessee once at least 30 days prior to the date of such sale or the date on which the Indenture Trustee enters into a binding contract for a private sale (which notice is agreed to constitute reasonable notification of any such sale for purposes of the Uniform Commercial Code), and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public auction to the highest bidder or at private sale in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place or places (whether or not it be the location of the Indenture Estate or any part thereof) and time or times. Any such public sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee or the holder or holders of any Equipment Notes, or any interest therein, may bid and become the purchaser at any such public sale. The Indenture Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as representative of the holders may exercise such right without including the holders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate. Without limiting the power of attorney granted to the Indenture Trustee following the Granting Clause of this Indenture, the Owner Trustee hereby irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee (in the name of the Owner Trustee or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the Lien of this Indenture (so long as the same shall be consistent with the terms hereof and applicable law), whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery (so long as the same shall be consistent with the terms hereof and applicable law), by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

                          (c)                 Subject to Section 4.04 and
Section 4.05, the Owner Trustee agrees, to the fullest extent that it lawfully may, that, in case one or more of the Indenture Events of Default shall have occurred and be continuing, then, in every such case, the Indenture Trustee may take possession of all or any part of the Indenture Estate and may exclude the Owner Trustee and the Owner Participant and all persons claiming under any of them wholly or partly therefrom. At the request of the Indenture Trustee, the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the

Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate. If the Owner Trustee shall fail for any reason to execute and deliver such instruments and documents to the Indenture Trustee, the Indenture Trustee may pursue all or part of the Indenture Estate wherever it may be found and may enter any of the premises of the Lessee wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and, subject to Section 4.05, take possession of and remove the Indenture Estate. Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Indenture Estate and consistent with the requirements of the Lease, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to any of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, control or manage the Indenture Estate, and to carry on the business and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate, as the Indenture Trustee in its reasonable discretion shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, operation, leasing or storage of the Indenture Estate or any part thereof as the Indenture Trustee may determine; and the Indenture Trustee shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the reasonable expenses of holding and operating the Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the reasonable fees and expenses related to the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee, including the reasonable expenses of the Indenture Trustee.

                          (d)  If an Indenture Event of Default occurs and is
continuing and the Indenture Trustee shall have obtained possession of a Unit, the Indenture Trustee shall not be obligated to use or operate such Unit or cause such Unit to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of such Unit by any other Person unless (i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts reasonably satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against liability customarily insured against for loss or damage to such Unit and for public liability and property damage resulting from use or operation of such Unit and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the holders of the Equipment Notes or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

                          (e)  Subject to Sections 4.04 and 4.05, if an
Indenture Event of Default shall occur and be continuing, the Indenture Trustee may proceed to protect and enforce this Indenture and the Equipment Notes by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for specific performance of any covenant or agreement or in execution or aid of any power herein granted, or for foreclosure hereunder, or the appointment of a receiver or receivers for the Indenture Estate or any part thereof, or for the recovery of a judgment for the indebtedness secured hereby, or the enforcement of any other legal or equitable remedy available to a mortgagee or a secured party under the Uniform Commercial Code or any other applicable law.

                          (f)                 Notwithstanding anything
contained herein, so long as the Pass Through Trustee under the Pass Through Trust Agreement is the registered holder of any Equipment Note issued hereunder, the Indenture Trustee is not authorized or empowered to acquire title to any Indenture Estate or take any action with respect to any Indenture

Estate so acquired by it if such acquisition or action would cause the trust created by the Pass Through Trust Agreement to fail to qualify as a "grantor trust" for federal income tax purposes.

                          (g)                 Any Person succeeding to the
rights and interests of the Owner Trustee in and to the Lease, the Equipment, or any other part of the Indenture Estate pursuant to this Article IV due to an Indenture Event of Default when a Lease Event of Default shall not have occurred and be continuing shall enter into an agreement with the Lessee, assuming and undertaking all of the obligations of the Owner Trustee under the Lease and the Participation Agreement. If such Person shall not meet the requirements of clauses (b) and (c) of Section 6.1 of the Participation Agreement, and a Lease Event of Default shall not have occurred and be continuing, the Indenture Trustee shall provide 30 days notice of such pending succession to the Lessee, and the Lessee shall have the right itself to succeed the Owner Trustee, or provide a successor meeting such requirements, at the same price and upon the same terms as shall have been offered by such Person.

                          Section 4.04.  Right To Cure; Option To Purchase;
etc. (a) Right to Cure. If the Lessee shall fail to make any payment of Basic Rent within 10 Business Days (the "Grace Period") after the same shall become due, and if such failure of the Lessee to make such payment of Basic Rent shall not constitute the fourth or subsequent consecutive or the seventh or subsequent cumulative such failure, then as long as no other Indenture Event of Default (other than arising solely from such failure to pay Basic Rent or which is concurrently being cured pursuant to this Section 4.04(a)) shall have occurred and be continuing the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee, at any time prior to the expiration of a period of 10 Business Days (a "Ten-Day Period") after written notice of such default is given to the Owner Trustee by the Indenture Trustee or any holder of an Equipment Note (prior to the expiration of which Ten-Day Period the Indenture Trustee shall not declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such
Section 15 or this Article IV), an amount equal to the full amount of such payment of Basic Rent, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of the Lessee (but such cure shall not relieve the Lessee of any of its obligations).

                          If the Lessee shall fail to make any other payment
(other than Basic Rent) or to perform or observe any other covenant, condition or agreement to be performed or observed by it under the Lease or any other Operative Agreement and if (but only if) the performance or observance thereof can be effected by the payment of money alone (it being understood that items such as the obtaining of insurance or the procurement of maintenance services can be so effected), then as long as no other Indenture Event of Default shall have occurred and be continuing which is not concurrently being cured pursuant to this Section 4.04(a), the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee (or to such other Person as may be entitled to receive the same), at any time prior to the expiration of a Ten-Day Period after the later of (x) the expiration of the grace period, if any, provided with respect to such failure on the part of the Lessee in Section 14 of the Lease and (y) the date that written notice of such default is given to the Owner Trustee by the Indenture Trustee or any holder of an Equipment Note (prior to the expiration of which Ten-Day Period the Indenture Trustee shall not declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such Section 15 or this Article
IV), all sums necessary to effect the payment of such defaulted amount or the performance or observance of such covenant, condition or agreement, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure any Indenture Event of Default which arose from such failure of the Lessee (but such cure shall not relieve the Lessee of any of its obligations); provided, however, that the Owner Trustee and the Owner Participant shall not be entitled to effect cures under this sentence in amounts that, cumulatively, exceed $[] in the aggregate.

                          Upon any payment of Basic Rent by the Owner
Participant or the Owner Trustee in accordance with the first sentence of this
Section 4.04(a), or upon any payment of any other sums by the Owner Participant or the Owner Trustee in accordance with the second sentence of this Section 4.04(a), the Owner Participant or the Owner Trustee shall, to the extent of their respective payments, be subrogated, in the case of any such payment in accordance with such first sentence, to the rights of the Indenture

Trustee, as assignee hereunder of the Owner Trustee, or, in the case of any such payment in accordance with such second sentence, to the rights of the Indenture Trustee or such other Person, as the case may be, which actually received such payment, to receive such payment of Basic Rent or such other payment, as the case may be (and any interest due thereon on account of the delayed payment thereof), and shall be entitled to receive such payment upon its receipt by the Indenture Trustee or such other Person as aforesaid (but in each case only if, both before and after giving effect to such receipt, all amounts of principal, premium, if any, and interest at the time due and payable on the Equipment Notes, and all other amounts at the time due and payable to the Indenture Trustee or any holder of an Equipment Note under this Indenture or any other Operative Agreement, shall have been paid in full); provided that neither the Owner Participant nor the Owner Trustee shall attempt to recover any such amount paid by it on behalf of the Lessee pursuant to this Section 4.04(a) except by demanding of the Lessee payment of such amount or by commencing an action at law against the Lessee to require the payment of such amount at a time when the Owner Participant or the Owner Trustee shall be entitled to receive such amount as provided above.

                          (b)  Option to Purchase Equipment Notes.  In the
event that (i) at any time one or more Lease Events of Default shall have occurred and any such Lease Event of Default shall have continued for a period of six consecutive months or more during which time the Equipment Notes could, but shall not, have been accelerated pursuant to Section 4.02 and the Indenture Trustee could, but has not been, exercising remedies under the Lease or (ii) the Equipment Notes shall have been accelerated pursuant to Section 4.02, then and in such case, upon 30 days' notice from the Owner Trustee to the Indenture Trustee designating a date of purchase (the "Purchase Date"), each holder of an Equipment Note agrees that it will, upon and subject to receipt by the Indenture Trustee from the Owner Trustee or its nominee of an amount equal to the aggregate unpaid principal amount of all Equipment Notes, together with accrued interest thereon to the Purchase Date, plus all other sums then due and payable to the holders of the Equipment Notes hereunder and under the Participation Agreement (including, subject to the next sentence of this paragraph, the Make-Whole Amount, if any) forthwith sell, assign, transfer and convey to the Owner Trustee or its nominee all of the right, title and interest of such holder in and to the Equipment Notes then held by such holder, and the Owner Trustee or its nominee shall assume all of such holder's obligations under the Participation Agreement, provided that the Owner Trustee or its nominee on the date of such purchase shall purchase all of the Equipment Notes then outstanding hereunder. Any purchase of the Equipment Notes pursuant to this Section 4.04(b) shall be without payment of any Make-Whole Amount or other premium if (i) the Equipment Notes shall have been accelerated pursuant to
Section 4.02 or (ii) notice of such purchase is given after the expiration of 120 days following the later of (A) the occurrence of one or more Lease Events of Default continuing on the date of such notice or (B) the expiration of any period during which the Indenture Trustee is required under Section 4.04(c) to refrain from exercising remedies, and, in the case of this clause (ii), the Indenture Trustee has not, prior to receipt of such notice of purchase, commenced the exercise of one or more of the remedies provided for in Section 15 of the Lease intended to dispossess the Lessee of its interest in the Equipment and is not then stayed or otherwise prevented by operation of law from doing so; otherwise, such purchase of the Equipment Notes shall require payment of the Make-Whole Amount. If the Owner Trustee or its nominee on or before the date of such purchase shall so request by notice to the holders of the Equipment Notes given at least 10 Business Days prior to the Payment Date, each holder of the Equipment Notes will comply with all the provisions of
Section 2.07 to enable new Equipment Notes to be issued to the Owner Trustee or its nominee in such denominations as the Owner Trustee shall request. All charges and expenses required pursuant to Section 2.09 in connection with the issuance of any such new Equipment Notes shall be borne by the Owner Trustee.

                          (c)  Foreclosure Restrictions.  Notwithstanding any
provision of this Indenture to the contrary, the Indenture Trustee shall not foreclose the Lien of this Indenture as a result of an Indenture Event of Default that constitutes or occurs solely by virtue of one or more Lease Events of Default unless (i) the Indenture Trustee shall have exercised, or, to the extent it is then entitled to do so hereunder and under the Lease, shall contemporaneously commence the exercise of, one or more of the remedies provided for in Section 15 of the Lease intended to dispossess the Lessee of its interest in the Equipment (as it shall determine in its sole discretion) or
(ii) the Indenture Trustee is stayed or otherwise prevented by operation of law from exercising such remedies under the Lease; provided, however, that in the event that the Indenture Trustee is so stayed or otherwise prevented by operation of law from exercising such remedies under the Lease, then it shall nevertheless refrain from foreclosing the Lien of this Indenture (A) if, and for so long as, the only Lease Event of Default that has occurred and is continuing is a Lease Event of Default under clause (d) or (e) of Section 14 of the Lease resulting solely from a proceeding for reorganization of the Lessee under Chapter 11 of the Bankruptcy Code and the Lessee has assumed or otherwise agreed to continue to perform its obligations under the Lease or (B) until the earlier of (1) the later of (x) the expiration of a period of 120 days during which the Indenture Trustee was so stayed or otherwise prevented by operation of law from exercising such remedies under the Lease and (y) if such stay or operation of law is being contested by appropriate legal proceedings, the expiration of the period during which such contest is being conducted (but in no event longer than 60 days after the expiration of the 120-day period described in clause (x) above) and (2) the date that the Indenture Trustee ceases to be so stayed or otherwise prevented by operation of law from exercising such remedies under the Lease and complies with clause (i) above; provided further, however, that the Indenture Trustee shall not be required under this Section 4.04(c) to refrain from foreclosing the Lien of this Indenture if there shall have occurred and be continuing any Indenture Event of Default other than a Lease Event of Default, and this Section 4.04(c) shall not be construed to restrict, limit or impair the Indenture Trustee's right to exercise at any time any remedies available to it other than foreclosure of the Lien of this Indenture.

                          Section 4.05.  Rights of Lessee.  Notwithstanding the
provisions of this Indenture, including, without limitation, Article III and
Section 4.03, neither the Indenture Trustee nor the Owner Trustee nor any Person claiming through or under either of them, shall, through its or any such Person's action or inaction, interfere with or disturb the Lessee's rights under the Lease, except in accordance with the provisions of the Lease, including, without limitation, (i) the right to receive all monies due and payable to it in accordance with the provisions of the Lease and (ii) the Lessee's rights to possession and use of, and of quiet enjoyment of, the Equipment. Each holder of an Equipment Note, by its acceptance thereof, consents in all respects to the terms of the Lease and the Participation Agreement and agrees to the provisions of this Section 4.05.

                          Section 4.06.  Waiver of Existing Defaults.  A
Majority in Interest by notice to the Indenture Trustee on behalf of all holders of the Equipment Notes may waive any past default hereunder and its consequences, except a default: (i) in the payment of the principal of, premium, if any, or interest on any Equipment Note, or (ii) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent if the holder of each Equipment Note affected. Upon any such waiver, such default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                          Section 4.07.  Certain Limitations in Reorganization.
The Loan Participants, each holder of an Equipment Note and the Indenture Trustee agree that, if

                          (i) the Owner Trust becomes a debtor under the reorganization provisions of the Bankruptcy Code or any other applicable bankruptcy or insolvency statutes,

                          (ii) pursuant to such reorganization provision, the Owner Participant is held to have recourse liability to the Indenture Trustee or any holder of any Equipment Note, directly or indirectly, on account of any amount payable as principal, interest or premium on the Equipment Notes, and

                          (iii) the holder of any Equipment Note or the Indenture Trustee actually receives any Recourse Amount (as defined below) which reflects any payment by the Owner Participant on account of clause (ii) above, then such holder of any Equipment Note or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant such Recourse Amount. For purposes of this Section 4.07, "Recourse Amount" means the amount by which the portion of such payment by the Owner Participant on account of clause (ii) above received by such holder of any Equipment Note or the Indenture Trustee exceeds the amount which would have been received by such holder of an Equipment Note or the Indenture Trustee if the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above.

                                   ARTICLE V

                        DUTIES OF THE INDENTURE TRUSTEE

                          Section 5.01.  Action Upon Indenture Event of
Default. If any payments of Interim Interest or Basic Rent or payments of the principal of interest or premium, if any, on the Equipment Notes due and payable on any Rent Payment Date shall not have been paid in full on such Rent Payment Date, the Indenture Trustee shall give telephonic notice within one Business Day (followed by prompt written notice) to the Owner Trustee, the Owner Participant and the Lessee specifying the amount and nature of such deficiency in payment. In the event the Indenture Trustee shall have knowledge of an Indenture Event of Default or an Indenture Default, the Indenture Trustee shall give prompt notice of such Indenture Event of Default or Indenture Default to the Lessee, the Owner Trustee, the Owner Participant and the Loan Participant by telegram, telex, or telephone (to be promptly confirmed in writing). In the event the Owner Trustee shall have knowledge of an Indenture Event of Default or an Indenture Default, the Owner Trustee shall give notice of such Indenture Event of Default or Indenture Default in the same manner to the Lessee, the Indenture Trustee, the Owner Participant and the Loan Participant. Subject to the terms of Article IV and Section 5.03, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Indenture Event of Default or Indenture Default as the Indenture Trustee shall be instructed in writing by a Majority in Interest. If the Indenture Trustee shall not have received instructions as above provided within 20 days after the mailing of notice of such Indenture Event of Default or such Indenture Default to the Loan Participants by the Indenture Trustee, the Indenture Trustee may (subject to Article IV), but shall not be obligated to, take such action, or refrain from taking such action, with respect to such Indenture Event of Default or Indenture Default as it shall determine to be advisable in the best interests of the Loan Participants. Any provision of this Section 5.01 to the contrary notwithstanding, the Indenture Trustee shall not declare the Lease to be in default solely in respect of (i) the Lessee's failure to make any payment of Basic Rent within 10 Business Days after the same shall have become due, unless the Ten-Day Period within which, pursuant to
Section 4.04(a), the Owner Participant or the Owner Trustee is entitled to cure such failure shall have expired, or (ii) the Lessee's failure to perform or observe any of the covenants, conditions and agreements referred to in the second sentence of Section 4.04(a) within the grace period referred to in that sentence, unless the Ten-Day period within which, pursuant to Section 4.04(a), the Owner Participant or the Owner Trustee is entitled to cure such failure shall have expired. For all purposes of this Indenture, in the absence of actual knowledge, neither the Owner Trustee nor the Indenture Trustee shall be deemed to have knowledge of an Indenture Event of Default (except, in the case of the Indenture Trustee, the failure of the Lessee to pay any installment of Basic Rent that is required to be paid directly to the Indenture Trustee within the 10 Business Days after the same shall become due or the failure of the Lessee to maintain insurance as required under Section 12 of the Lease if the Indenture Trustee shall receive notice thereof from an insurer or insurance broker) unless notified in writing by the Lessee, the Owner Trustee, one or more Loan Participants or the Owner Participant; and "actual knowledge" (as used in the foregoing clause) of the Owner Trustee or the Indenture Trustee shall mean actual knowledge of an officer in the Corporate Trust Administration of the Owner Trustee or the Corporate Trust Department of the Indenture Trustee, as the case may be.

                          Section 5.02.  Action Upon Instructions.  Subject to
the terms of Article IV and Sections 5.01 and 5.03, upon the written instructions at any time and from time to time of a Majority in Interest, the Indenture Trustee shall take such of the following actions as may be specified in such instructions: (i) subject to and solely to the extent permitted by the terms hereof and of the Lease, give such notice, direction or consent, or exercise such right, remedy or power hereunder or under the Lease or in respect of any part or all of the Indenture Estate or take such other action as shall be specified in such instructions; and (ii) after an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, approve as satisfactory to it all matters required by the terms of the Lease to be satisfactory to the Owner Trustee, it being understood that without the written instructions of a Majority in Interest the Indenture Trustee shall not take any action described in clauses (i) and (ii) above.

                          Upon (i) the expiration or earlier termination of the
Lease Term with respect to any Unit under the Lease and after payment of the portion of the principal of, together with interest and premium, if any, on the Equipment Notes in accordance with the terms of this Indenture, or (ii) so long as no Indenture Event of Default shall have occurred and be continuing, the transfer by the Owner Trustee to the Lessee or its designee of any Unit pursuant to Section 10 or 11 of the Lease or the retention by the Owner Trustee of any Unit pursuant to Section 10.3 of the Lease, the Indenture Trustee shall in each case, upon the written request of the Owner Trustee, and receipt by the Indenture Trustee of funds necessary to prepay the Equipment Notes required to be prepaid in connection with such purchase, termination, retention or Event of Loss execute and deliver to, or as directed in writing by, the Owner Trustee an appropriate instrument (in due form for recording) furnished by the Owner Trustee or the Lessee releasing such property from the Lien of this Indenture.

                          Section 5.03.  Indemnity.  (a)  The Indenture Trustee
shall not be required to take any action or refrain from taking any action under Section 5.01 (other than the first two sentences thereof) or 5.02 or
Article IV if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under
Section 5.01 or 5.02 or Article IV, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised in writing by independent counsel that such action is contrary to the terms hereof or of the Lease or the Participation Agreement, or is otherwise contrary to law.

                          (b)                 Each Loan Participant may, but
shall not be required to, participate in any indemnity of the Indenture Trustee given pursuant to paragraph (a) of this Section 5.03. Each Loan Participant so participating shall be entitled to reimbursement for such participation in accordance with Article III.

                          Section 5.04.  No Duties Except as Specified in
Indenture or Instructions. The Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Equipment or any other part of the Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture, the Lease, or the Participation Agreement, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions received pursuant to the terms of Section 5.01 or 5.02; and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee. Each of the Owner Trustee and the Indenture Trustee nevertheless agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any liens or encumbrances on any part of the Indenture Estate, or on any properties of the Owner Trustee assigned, pledged or mortgaged as part of the Indenture Estate, which result from claims against it in its individual capacity not related to the ownership of the Equipment (in the case of the Owner Trustee), administration of the Indenture Estate (in the case of the Indenture Trustee) or any other transaction under this Indenture or the Trust Agreement or any document included in the Indenture Estate.

                          Section 5.05.  No Action Except Under Lease,
Indenture or Instructions. The Indenture Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Equipment or other property constituting part of the Indenture Estate except (i) as required by the terms of the Lease and the Participation Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture, or (iii) in accordance with the express terms hereof or with written instructions pursuant to Section 5.01 or 5.02.

                          Section 5.06.  Disposition of Units.  At any time and
from time to time prior to the expiration of the Lease Term, any Unit for which the provisions of Section 11.4(a) of the Lease have been satisfied may be disposed of in accordance with the provisions of Section 11.4(a) of the Lease, and the Owner Trustee shall, from time to time, direct the Indenture Trustee to, provided no Lease Event of Default shall have occurred and be continuing, execute and deliver to it, or as directed in writing by the Owner Trustee, an appropriate instrument furnished by the Owner Trustee or the Lessee releasing such Unit from the Lien of the Indenture, but only in respect of such Unit.

                          Section 5.07.  Indenture Supplements for
Replacements. In the event of a Replacement Unit being substituted as contemplated by Section 11.2 of the Lease, the Owner Trustee and the Indenture Trustee agree for the benefit of the holders of the Equipment Notes and the Lessee, subject to compliance by the Lessee with its obligations set forth in
Section 11 of the Lease, to execute and deliver an Indenture Supplement substantially in the form of Exhibit A hereto and, provided no Lease Event of Default or Lease Default shall have occurred and be continuing, execute and deliver to the Lessee an appropriate instrument releasing the Unit being replaced from the Lien of the Indenture.

                          Section 5.08.  Effect of Replacements.  In the event
of the substitution of a Replacement Unit, all provisions of this Indenture relating to the Unit or Units being replaced shall be applicable to such Replacement Unit with the same force and effect as if such Replacement Unit was the same Unit being replaced.

                          Section 5.09.  Withholding Taxes.  The Indenture
Trustee, as agent for the Owner Trustee, shall exclude and withhold from each payment of principal, premium, if any, and interest and other amounts due hereunder or under the Equipment Notes any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Equipment Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of an Equipment Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.


                                   ARTICLE VI

                  THE OWNER TRUSTEE AND THE INDENTURE TRUSTEE

                          Section 6.01.  Acceptance of Trusts and Duties.  The
Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all moneys received by it constituting part of the Indenture Estate in accordance with the terms hereof. The Indenture Trustee shall not be answerable or accountable under any circumstances, except for its own wilful misconduct or gross negligence or breach of any of its representations or warranties or covenants set forth herein or in the Participation Agreement, or the performance of its obligations under the last sentence of Section 5.04; and the Owner Trustee shall not be liable for any action or inaction of the Indenture Trustee and the Indenture Trustee shall not be liable for any action or inaction of the Owner Trustee.

The Owner Trustee shall not be deemed a trustee for, or agent of, the holders of the Equipment Notes for any purpose.

                          Section 6.02.  Absence of Duties.  Except in
accordance with written instructions or requests furnished pursuant to Section
5.01 or Section 5.02 and except as provided in, and without limiting the generality of, Section 5.04, the Indenture Trustee shall have no duty (i) to see to any registration of the Equipment or any recording or filing of the Lease, or of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Equipment or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, (iii) to confirm, verify or inquire into the failure to receive any financial statements of the Lessee or
(iv) to inspect the Equipment at any time or ascertain or inquire as to the performance or observance of any of the Lessee's covenants under the Lease with respect to the Equipment. Notwithstanding the foregoing, the Indenture Trustee will furnish to any Loan Participant, so long as such Loan Participant or its nominees shall hold any of the Equipment Notes, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under this Indenture, to the extent that the same shall not have been furnished to the Indenture Trustee and the Loan Participants pursuant to the Lease.

                          Section 6.03.  No Representations or Warranties as to
the Equipment or Documents. NEITHER THE OWNER TRUSTEE NOR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY NOR THE INDENTURE TRUSTEE MAKES OR SHALL BE DEEMED TO HAVE MADE (i) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE EQUIPMENT OR AS TO THEIR TITLE THERETO, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE EQUIPMENT WHATSOEVER, except that the Owner Trustee in its individual capacity hereby represents and warrants that on the Closing Date the Owner Trustee received whatever title was conveyed to it by the Lessee and that the Equipment shall be free of Lessor's Liens attributable to the Owner Trustee in its individual capacity, or (ii) any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Participation Agreement, the Equipment Notes, the Lease, any Lease Supplement, or any Indenture Supplement or any other document or instrument or as to the correctness of any statement contained in any thereof (except as to the representations and warranties made by the Owner Trustee in its individual capacity as set forth in Section 3.1 of the Participation Agreement), except that the Owner Trustee and the Indenture Trustee each in its individual capacity hereby confirms the representations and warranties made by it in its individual capacity in Sections 3.1 and 3.3, respectively, of the Participation Agreement.

                          Section 6.04.  No Segregation of Moneys; No Interest;
Investments. (a) Subject to Section 6.04(b), no moneys received by the Indenture Trustee hereunder need be segregated in any manner except to the extent required by law, and any such moneys may be deposited under such general conditions for the holding of trust funds as may be prescribed by law applicable to the Indenture Trustee, and, except as otherwise agreed by the Owner Trustee or the Indenture Trustee, as the case may be, neither the Owner Trustee nor the Indenture Trustee shall be liable for any interest thereon.

                          (b)  Any amounts held by the Indenture Trustee
pursuant to the express terms of this Indenture or the Lease and not required to be distributed as herein provided shall be invested and reinvested by the Indenture Trustee from time to time in Permitted Investments at the written direction and at the risk and expense of the Lessee, except that in the absence of any such direction and after a Lease Event of Default shall have occurred and be continuing, such amounts shall be so invested and reinvested by the Indenture Trustee in Indenture Investments. Any net income or gain realized as a result of any such investments or reinvestment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same times, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof or of the Lease pursuant to which such amounts were required to be held. Any such Permitted Investments or Indenture Investments may be sold or otherwise reduced to cash (without regard to maturity date) by the Indenture Trustee whenever necessary to make any application as required by such provisions. The Indenture Trustee shall have no liability for any loss resulting from any such investment or reinvestment other than by reason of the willful misconduct or gross negligence of the Indenture Trustee.

                          Section 6.05.  Reliance; Agents; Advice of Counsel.
The Indenture Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Indenture Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee may for all purposes hereof rely on a certificate, signed by an officer of the Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall furnish to the Owner Trustee upon request such information and copies of such documents as the Indenture Trustee may have and as are necessary for the Owner Trustee to perform its duties under Article II hereof. The Indenture Trustee shall assume, and shall be fully protected in assuming that the Owner Trustee is authorized by the Trust Agreement to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Owner Trustee with respect thereto. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Indenture Estate, consult with independent counsel, accountants and other skilled persons to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the written advice or opinion of any such independent counsel, accountants or other skilled persons acting within such persons' area of competence (so long as the Indenture Trustee shall have exercised reasonable care in selecting such persons).

                          Section 6.06.  Not Acting in Individual Capacity.
The Owner Trustee and the Indenture Trustee each acts hereunder solely as trustee hereunder and, in the case of the Owner Trustee, under the Trust Agreement and not in its individual capacity unless otherwise expressly provided; and all Persons, other than the holders of Equipment Notes to the extent expressly provided in this Indenture, having any claim against the Owner Trustee or the Indenture Trustee by reason of the transactions contemplated hereby shall, subject to the Lien and priorities of payment as herein provided, look only to the Indenture Estate for payment or satisfaction thereof.

                          Section 6.07.  Certain Limitations on Owner Trustee's
and Indenture Trustee's Rights. The Owner Trustee and the Indenture Trustee agree that they shall have no right against the holders of the Equipment Notes or the Indenture Estate (except in the case of the Indenture Trustee as expressly provided in Section 4.03 hereof) for any fee as compensation for its services hereunder or any expenses or disbursements incurred in connection with the exercise and performance of its powers and duties hereunder or any indemnification against liability which it may incur in the exercise and performance of such powers and duties but, on the contrary, shall look solely to the Lessee for such payment and indemnification and that neither the Owner Trustee nor the Indenture Trustee shall have any lien on nor security interest in the Indenture Estate as security for such compensation, expenses, reasonable counsel fees, if any, disbursements and indemnification.


                                  ARTICLE VII

                           ASSUMPTION OF OBLIGATIONS

                          If the Lessee shall elect to exercise the early
buy-out purchase option contemplated by Section 22.6 of the Lease, the Lessee may elect to assume (the "Assumption") the indebtedness under Equipment Notes to the extent such indebtedness was incurred to finance the Units of Equipment for which such option is being exercised (the "Option Units") (and, if Equipment Notes are issued in more than one series, the Assumption shall be of the series issued to finance the Option Units), as contemplated by Section 10.3 of the Participation Agreement, and in such case and to such extent, the Owner Trustee shall be relieved of its liability in respect of such indebtedness upon the effectiveness of the Assumption in accordance with the following procedures.

                          The Assumption shall be effected by:

                          (a) execution and delivery by the Lessee and the Indenture Trustee of a new Trust Indenture and Security Agreement (the "Lessee Indenture") with respect to the

         Option Units and the indebtedness in respect thereof being assumed, in substantially the form hereof, but

                                        (i) substituting for this Article VII
                          agreements, undertakings, and covenants of the Lessee of the same scope and tenor as the agreements, undertakings, and covenants of the Lessee in Sections 4, 7, 8, 9, 11, 12, 13, and 16 of the Lease,

                                        (ii) substituting for the Indenture
                          Events of Default set forth in Section 4.01 hereof events of default correlative to the Lease Events of Default, and

                                        (iii) deleting the limitation of
                          liability set forth in Section 2.03 hereof;

                          (b) execution and delivery by the Owner Trustee and the Indenture Trustee of an amendment or supplement to this Indenture excluding from the Indenture Estate the Option Units and the obligations of the Lessee under the Lease with respect thereto;

                          (c) execution by the Lessee of Equipment Notes issued under the Lessee Indenture, substantially in the form specified in
         Section 2.01 hereof (and, if Equipment Notes are issued in more than one series, in the form and tenor of the Equipment Notes of the series then being assumed) but without the limitation of liability set forth in the second paragraph of such form, in an aggregate principal amount equal to the product obtained by multiplying the aggregate unpaid principal amount of the Equipment Notes hereunder (or, if Equipment Notes are issued in more than one series, of the series issued to finance the class of Equipment of which the Option Units are a part) as of the effective date of the Assumption by a fraction, the numerator of which shall be the Equipment Cost of the Option Units and the denominator of which shall be the aggregate Equipment cost of all Units included in the Indenture Estate (or, if Equipment Notes are issued in more than one series, the aggregate Equipment Cost of all Units included in the Indenture Estate of the class of Equipment financed by the Equipment Notes of such series) immediately prior to the Assumption;

                          (d) execution by the Owner Trustee of new Equipment Notes in an aggregate unpaid principal amount equal to the balance of the aggregate unpaid principal amount of the Equipment Notes issued hereunder after deducting the principal amount of Equipment Notes executed by the Lessee pursuant to clause (c) above (and, if Equipment Notes are issued in more than one series, in the form and tenor of the Equipment Notes not then being assumed);

                          (e) delivery of the Equipment Notes contemplated by the foregoing clauses (c) and (d) to the holders of the Equipment Notes at the time outstanding hereunder (pro rata to each such holder, if there is more than one such holder) in exchange for such outstanding Equipment Notes (which shall be cancelled);

                          (f) recordation, registration, and filing in all public offices in which evidence of this Indenture and the interests hereunder have been recorded, registered, or filed, suitable evidence of the transactions contemplated by this Article VII, and delivery of opinions of counsel with respect thereto of the same scope and tenor as the opinions originally delivered under the Participation Agreement with respect to such recordation, registration and filing;

                          (g) delivery by the Lessee to the Owner Trustee and the Indenture Trustee of an opinion of counsel, satisfactory to such parties, as to the due authorization, execution and delivery by the Lessee of the Lessee Indenture and any supplements thereto contemplated by the foregoing clause (a) and the new Equipment Notes contemplated by the foregoing clause (c);

                          (h) delivery by the Owner Trustee to the Indenture Trustee of an opinion of counsel, satisfactory to such party, as to the due authorization, execution and delivery by the Owner Trustee of the amendments or supplements to this Indenture contemplated by the foregoing clause (b) and the Equipment Notes contemplated by the foregoing clause (d);

                          (i) execution and delivery by the Lessee and the Owner Trustee of the instruments contemplated by Section 22.6 of the Lease and Section 10.3 of the Participation Agreement; and

                          (j) execution and delivery by the Lessee and the Owner Trustee of such agreements, instruments, and documents of further assurance as the Indenture Trustee shall reasonably request, on advice of counsel, to implement the foregoing (if and so long as the same shall not involve any adverse effect on or increased risk to the Owner Trustee or the Owner Participant);

all at the expense of the Lessee, as contemplated by Section 10.3 of the Participation Agreement.

                          The Lessee Indenture, and the obligations of the
Lessee remaining assigned and subject to this Indenture after the exclusion of the Option Units, shall constitute separate obligations of the Lessee, and default under either thereof shall not, ipso facto, result in a default under the other, nor shall the Indenture Trustee, solely by reason of any default under either such obligation, have any right against the Units of Equipment covered by or securing the other such obligation.

                          The Assumption shall be consummated by the execution
and delivery of the foregoing documents and instruments, and the taking of the foregoing actions, on a single date, and shall not be effective until all such documents and instruments have been executed and delivered and all such actions have been taken. Upon the Assumption becoming effective, the Equipment Notes executed by the Lessee under the Lessee Indenture shall evidence the same indebtedness previously represented by the corresponding Equipment Notes surrendered therefor. If more than one Assumption is consummated hereunder, all such Assumptions shall be accomplished by the issuance of Equipment Notes by the Lessee under the same Lessee Indenture, and it shall not be necessary for the Lessee to execute and deliver more than one Lessee Indenture pursuant to clause (a) above.

                          It shall be a condition to any Assumption hereunder
that such Assumption is consummated and becomes effective at or prior to the date that the Equipment Notes would be prepaid pursuant to Section 2.10(a) if such Assumption were not effected.



                                  ARTICLE VIII

                               SUCCESSOR TRUSTEES

                          Section 8.01.  Notice of Successor Owner Trustee.  In
the case of any appointment of a successor to the Owner

Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all the business involving the Owner Trustee pursuant to the Trust Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture Trustee, the Lessee and the holders of all Equipment Notes at the time outstanding.

                          Section 8.02.  Resignation of Indenture Trustee;
Appointment of Successor. The resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section 8.02. The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner Trustee, the Owner Participant, the Lessee and the holders of the Equipment Notes. A Majority in Interest may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Owner Trustee, the Owner Participant, the Lessee and the Indenture Trustee. In addition, the Owner Trustee may remove the Indenture Trustee if: (i) the Indenture Trustee fails to comply with Section 8.02(c), (ii) the Indenture Trustee is adjudged a bankrupt or an insolvent, or (iii) a receiver or public officer takes charge of the Indenture Trustee or its property or the Indenture Trustee becomes incapable of acting.

                          (a)  In the case of the resignation or removal of the
Indenture Trustee, a Majority in Interest may appoint a successor Indenture Trustee. If a successor Indenture Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the Indenture Trustee gives notice of resignation or is removed as provided above, the retiring Indenture Trustee, the Lessee, the Owner Trustee, the Owner Participant or any holder of an Equipment Note may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed by a Majority in Interest.

                          (b)  Any successor Indenture Trustee, however
appointed, shall execute and deliver to the Owner Trustee and the Lessee and to the predecessor Indenture Trustee an instrument accepting such appointment, and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless, upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Indenture Trustee; and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder.

                          (c)  The Indenture Trustee shall be a bank or trust
company organized under the laws of the United States or any State thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms.

                          (d)  Any corporation into which the
Indenture Trustee may be merged or converted or with which it may by consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph
(c) of this Section, be the Indenture Trustee under this Indenture without further act.


                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS
                     TO THIS INDENTURE AND OTHER DOCUMENTS

                          Section 9.01.  Supplemental Indentures Without
Consent of Holders. (a) The Owner Trustee and the Indenture Trustee, at any time and from time to time, without notice to or the consent of any holders of any Equipment Notes, but with the prior written consent of the

Lessee, may enter into one or more indentures supplemental hereto for any of the following purposes:

                          (i) to correct or amplify the description of any property at any time subject or required to be subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject to the Lien of this Indenture any Unit or Units substituted for any Unit or Units in accordance with the Lease; provided, however, that indenture supplements entered into for the purpose of subjecting to the Lien of this Indenture any Unit or Units substituted for any in accordance with the Lease need only be executed by the Owner Trustee; or

                          (ii) to evidence the succession of another trustee to the Owner Trustee and the assumption by any such successor of the covenants of the Owner Trustee herein and in the Equipment Notes contained, or to evidence (in accordance with Article VIII) the succession of the new Indenture Trustee hereunder; or

                          (iii) to add to the covenants of the Owner Trustee, for the benefit of the holders of the Equipment Notes, or to surrender any right or power herein conferred upon the Owner Trustee; or

                          (iv) to effect the complete or partial assumption of the obligations of the Owner Trustee hereunder and under the Equipment Notes by the Lessee, as contemplated by Article VII hereof; or

                          (v) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder so long as any such action does not adversely affect the interests of the holders of the Equipment Notes; or

                          (vi) to comply with the requirements of the Trust Indenture Act.

                          (b)  Supplemental Indentures With Consent of Majority
In Interest. With the written consent of a Majority in Interest (and the Lessee, which consent shall not be unreasonably withheld), the Owner Trustee (but only on the written request of the Owner Participant) may, and the Indenture Trustee, subject to Section 9.02 hereof, shall, at any time and from time to time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights and obligations of holders of the Equipment Notes or of the Owner Trustee under this Indenture; provided, however, without the consent of each holder of an Equipment Note affected thereby, no such supplemental indenture shall:

                          (1) change the final maturity of the principal of any Equipment Note, or change the dates or amounts of payment of any installment of the principal of, premium, if any, or interest on any Equipment Note, or reduce the principal amount thereof or the premium, if any, or interest thereon, or change to a location outside the United States the place of payment where or the coin or currency in which, any Equipment Note or the premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or premium, if any, or interest on or after the date such principal or premium, if any, or interest becomes due and payable; or

                          (2) create any Lien with respect to the Indenture Estate ranking prior to, or on a parity with, the security interest created by this Indenture except such as are permitted by this Indenture, or deprive any holder of an Equipment Note of the benefit of the Lien on the Indenture Estate created by this Indenture; or

                          (3) reduce the percentage in principal amount of the Equipment Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this indenture, or of certain defaults hereunder and their consequences) provided for in this Indenture; or

                          (4) modify any provisions of this Section 9.01(b) except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Equipment Note affected thereby.

                          Section 9.02.  Indenture Trustee Protected.  If in
the opinion of the Indenture Trustee any document required to be executed pursuant to the terms of Section 9.01 adversely affects any right, duty, immunity or indemnity in favor of the Indenture Trustee under this Indenture, the Participation Agreement or the Lease, the Indenture Trustee may in its discretion decline to execute such document.

                          Section 9.03.  Request of Substance, Not Form.  It
shall not be necessary for the consent of the holders of Equipment Notes under
Section 9.01(b) to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                          Section 9.04.  Documents Mailed to Holders.  Promptly
after the execution by the Indenture Trustee of any document entered into pursuant to Section 9.01(b), the Indenture Trustee shall mail, by first-class mail, postage prepaid, a conformed copy thereof to each holder of an Equipment Note at its address last known to the Indenture Trustee, but the failure of the Indenture Trustee to mail such conformed copies shall not impair or affect the validity of such document.

                          Section 9.05.  Amendments, Waivers, etc., of Other
Documents. (a) Without the consent of a Majority in Interest, the respective parties to the Lease, the Participation Agreement and the Trust Agreement may not modify, amend or supplement any of such agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection (b) of this Section 9.05 may, to the extent provided in such subsection, be taken without the consent of the Indenture Trustee or of any holder of an Equipment Note.

                          (b)  Subject to the provisions of subsection (c) of
this Section 9.05, the respective parties to the Lease, the Trust Agreement and the Participation Agreement, at any time and from time to time without the consent of the

Indenture Trustee or of any holder of an Equipment Note, may:

                          (1) effect any modification, amendment, addition or deletion expressly provided for in the Lease, the Participation Agreement or the Trust Agreement (including, without limitation, Section 3.4 of the Lease and Section 2.6 of the Participation Agreement pertaining to adjustments to Rent);

                          (2) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 9.05, the parties to the Lease shall not modify, amend or supplement, or give any consent, waiver, authorization or approval, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, in a manner that would impose any additional obligations on the "Lessor" thereunder or, in any event, with respect to the following provisions of the Lease: Section 2, Section 3.1 (if the result thereof would be to shorten the Basic Term to a period shorter than the period ending with the final maturity of the Equipment Notes), Section 3.2, Section 3.3, Section 3.4, Section 3.5, Section 3.6 (except insofar as it relates to the address or account information of the Owner Trustee or Indenture Trustee) (other than as such Sections 3.1 through 3.6 may be amended pursuant to Section 3.4 of the Lease as originally executed),
         Section 4, Section 7, Section 8, Section 9 (except that additional obligations may be imposed on the Lessee to make Required Modifications and additional conditions may be imposed on the Lessee's ability to make Optional Modifications), Section 10 (except that additional requirements may be imposed on the Lessee's ability to terminate the Lease with respect to a Unit and except with respect to amounts that would be paid to the Owner Trustee or the Owner Participant pursuant to Article III), Section 11 (except that additional requirements may be imposed on the Lessee's ability to replace a Unit subject to an Event of Loss), Section 12 (except with respect to insurance on vehicles and except that additional insurance requirements may be imposed on the Lessee), Section 13, Section 14,
         Section 15, Section 16, Section 17, Section 18,

         Section 19, Section 20, Section 22 (if the result thereof would be to provide any renewal or purchase option contained in such Section prior to the final maturity of the Equipment Notes), and Section 24, and any definition of terms used in the Lease to the extent that any modification of such definition would result in a modification of any of the foregoing provisions of the Lease;provided that, in the event an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee, acting pursuant to Article IV hereof, shall have all rights of the Owner Trustee as "Lessor" under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the "Lessor" thereunder; provided further that, subject to the Indenture Trustee's rights to exercise remedies under Section 15 of the Lease without the prior consent of the Owner Trustee (consistent with the terms of Article IV hereof), and whether or not an Indenture Event of Default shall have occurred and be continuing, no such modification, amendment or supplement of the Lease or other action referred to in the preceding proviso shall be taken without the prior written consent of the Owner Trustee (x) with respect to any of the provisions of Sections 3, 5.1, 6, 8, 9, 10, 11, 12 (with respect to public liability insurance coverage of the Owner Trustee and the Owner Participant), 14, 17, 18, 19, 20, 22 and 23 of the Lease and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this proviso, or (y) to the extent such modification, amendment or supplement of the Lease or other action referred to in the preceding proviso shall affect the amount or timing of any amounts payable by the Lessee under the Lease as originally executed (or as subsequently modified with the consent of the Owner Trustee) which, absent the occurrence and continuance of an Indenture Event of Default, will be distributable to the Owner Trustee under Article III or any other section of the Lease or (z) with respect to any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted without the consent of the Owner Trustee pursuant to this subsection (b);

                          (3) modify, amend or supplement the Trust Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this
         Section 9.05, the parties to the Trust Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Trust
         Agreement: Section 2.02, Article IV, Article VIII, and Section 10.01, and any definition of terms used in the Trust Agreement, to the extent that any modification of such definition would result in a modification of the Trust Agreement not permitted pursuant to this subsection (b);

                          (4) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 9.05, the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement: Sections 1, 2, 3, 4, 5 (insofar as reports to the Loan Participant would be affected), 6, 7 (insofar as indemnities to the Indenture Trustee or the Loan Participants would be affected), 10.2 (except with respect to the rights and interests of the Owner Participant and the Owner Trustee), 10.3, 10.4 and 10.14(a), each provision of the Participation Agreement which specifically refers to the Indenture Trustee or Loan Participants and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b);

                          (5) modify, amend or supplement any of said agreements to the extent necessary to effect the complete or partial assumption of the obligations hereunder and under the Equipment Notes by the Lessee, in accordance with Section 10.3 of the Participation Agreement and
         Article VII hereof;

                          (6) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provision thereof which may be defective or inconsistent with any other provision thereof or any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided any such action shall not adversely affect the interests of the holders of the Equipment Notes; and

                          (7) with the consent of the Indenture Trustee pursuant to Section 9.05(d), effect any modification or amendment of, addition to or deletion from the Lease, the Participation Agreement or the Trust Agreement if, as reflected in an Officers' Certificate (and, to the extent required therein, an Opinion of Counsel) delivered pursuant to Section 9.05(e) hereof of the party requesting such action addressed to the other parties to the applicable agreement, such modification, amendment, addition or deletion shall not materially adversely affect the interests of the holders of the Equipment Notes.

                          (c)  No modification, amendment, supplement, consent,
waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection (b) or (d) of this Section 9.05, and anything in such subsections or elsewhere in this Indenture to the contrary notwithstanding, shall, without the consent of the holder of each Equipment Note affected thereby:

                          (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Basic Rent, or Stipulated Loss Value or any other amounts payable under, or as provided in, the Lease upon the occurrence of an Event of Loss, or Termination Value or any other amounts payable under, or as provided in, the Lease upon termination thereof, or reduce the amount of any installment of Basic Rent so that the same is less than the payment of interest and principal on the Equipment Notes, as the case may be, to be made from such installment of Basic Rent, or reduce the aggregate amount of Stipulated Loss Value and any other amounts payable under, or as provided in, the Lease upon the occurrence of an Event of Loss so that the same is less than the accrued interest on and principal of the Equipment Notes required to be paid at the time of such payments, or reduce the amount of Termination Value and any of the amounts payable under, or as provided in, the Lease upon termination thereof so that the same is less than the accrued interest and premium, if any, on and principal of the Equipment Notes required to be paid at the time of such payments; or

                          (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Lessee from its obligation in respect of payment of Basic Rent or Stipulated Loss Value or any other amounts payable under, or as provided in, the Lease upon the occurrence of an Event of Loss, or Termination Value or any other amounts payable under, or as provided in, the Lease upon termination thereof, except for any such assignment pursuant to Section 6.7 of the Participation Agreement, and except as provided in the Lease.

                          (d)  Subject to the provisions of Section 9.01(b) and
subsection (c) of this Section 9.05, the Indenture Trustee may, without the consent of any holder of Equipment Notes, give any consent, waiver, authorization or approval under this Section 9.05 or elsewhere under this Indenture, the Lease or the Trust Agreement, whether or not provided for therein, if, as reflected in an Officers' Certificate (and to the extent required therein, an Opinion of Counsel) referred to in Section 9.05(e), such consent, waiver, authorization or approval does not materially adversely affect the interests of the holders of the Equipment Notes.

                          (e)  Upon receipt of an Officers' Certificate and, as
to any matters of law, an Opinion of Counsel (which Opinion, in the case of the Lessee, may be by an employee of the Lessee) from the Lessee, the Indenture Trustee shall consent and evidence its consent to any act permitted by this
Section 9.05 and the Indenture Trustee shall be fully protected in relying on such Officers' Certificate and Opinion of Counsel.

                                   ARTICLE X

                                 MISCELLANEOUS

                          Section 10.01.  Termination of Indenture.  With
respect to each Unit, this Indenture and the trusts created hereby shall terminate and this Indenture shall be of no further force or effect upon the earliest to occur of (i) the termination of the Lease Term with respect to such Unit by Lessee pursuant to Section 10 of the Lease and upon payment in full to the Indenture Trustee of the amounts required to be paid pursuant to Section 2.10(a) in respect of such Unit, (ii) the termination of the Lease Term with respect to such Unit pursuant to Section 11 of the Lease, or the sale of such Unit pursuant to Section 22.6 of the Lease, and upon payment in full to the Indenture Trustee of the amounts required to be paid pursuant to Section 2.10(b) in respect of such Unit, and (iii) the payment in full of the principal amount of and interest on all Equipment Notes outstanding hereunder and all other sums payable to the Indenture Trustee and the holders of the Equipment Notes hereunder and under such Equipment Notes and under the Participation Agreement.

                          Section 10.02.  No Legal Title to Indenture Estate in
Holders. No holder of an Equipment Note shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any holder of an Equipment
Note in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or the trusts hereunder or entitle any successor or transferee of such holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

                          Section 10.03.  Sale of Equipment by Indenture
Trustee Is Binding. Any sale or other conveyance of the Equipment by the Indenture Trustee made pursuant to the terms of this Indenture or the Lease shall bind the holders of the Equipment Notes, the Owner Trustee and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such holders of the Equipment Notes in and to the Equipment. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

                          Section 10.04.  Remedies Cumulative.  Each and every
right, power and remedy herein specifically given to the Indenture Trustee or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Lessee or to be an acquiescence therein.

                          Section 10.05.  Discontinuance of Proceedings.  In
case the Indenture Trustee shall have proceeded to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner Trustee, the Owner Participant, the Indenture Trustee and the Lessee shall be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).

                          Section 10.06.  Indenture and Equipment Notes for
Benefit of Owner Trustee, Indenture Trustee, Owner Participant and Holders. Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the Owner Trustee (individually and as trustee), the Indenture Trustee, the Owner Participant (as expressly set forth herein) and the holders of the Equipment Notes any legal or equitable right, remedy or claim under or in respect of this Indenture or any Equipment Note.

                          Section 10.07.  Notices.  Unless otherwise
expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be in writing, and shall become effective when deposited in the United States mail, with proper postage for first class registered or certified mail prepaid, when delivered personally (including without limitation express mail and courier service), or, if promptly confirmed by mail as provided above, when dispatched by telegram, telex or other written telecommunication addressed

                          (i) if to the Owner Trustee, at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration

                          (ii) if to the Indenture Trustee, at its office at 777 Main Street, Hartford, Connecticut 06115-2001, Attention:
         Corporate Trust Department

                          (iii) if to the Loan Participant, at such address as is set forth on Schedule 2 of the Participation Agreement or, if not so specified, at the address set forth in the register maintained pursuant to Section 2.07 hereof, or at such address as such Loan Participant shall have furnished by notice to the Owner Trustee and the Indenture Trustee,

                          (iv) if to the Lessee, at 3 A3 Phillips Building, Bartlesville, Oklahoma 74004, Attention: Assistant Treasurer,

                          (v) if to the Owner Participant, at the address specified in the Participation Agreement, and

                          (vi) if to any of the foregoing Persons, at such other address as such Person shall from time to time designate by written notice to the other parties hereto in accordance with this
         Section 10.07.

                          Notwithstanding the foregoing provisions, for
purposes of Sections 4.01, 4.02, 4.04, 5.01 and 5.02, written notice shall be deemed given when it is in fact received (by mail or otherwise) by any addressee at the respective addresses specified above.

                          Section 10.08.  Severability.  Any provision of this
Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any inconsistency or conflict between any provision of this Indenture and any provision of the Trust Agreement, such provision in this Indenture shall govern and control.

                          Section 10.09.  Separate Counterparts.  This
Indenture may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument.

                          Section 10.10.  Successors and Assigns.  All
covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and permitted assigns, the Owner Participant and its successors and permitted assigns, and the Indenture Trustee and its successors and permitted assigns, and each holder of an Equipment Note, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any holder of an Equipment Note shall bind the successors and assigns of such holder.

                          Section 10.11.  Indenture for Benefit of Owner
Trustee, Indenture Trustee, Owner Participant and Holders. Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the Owner Trustee, the Indenture Trustee, the Owner Participant, the holders of the Equipment Notes and, with respect to Articles II, III, Sections 4.05, 5.07, 5.08, 5.09 and 5.10, Article VII, Article IX and this Article X, and any provisions hereof requiring payment to or by the Lessee, the Lessee, any legal or equitable right, remedy or claim under or in respect of this Indenture.

                          Section 10.12.  Headings.  The headings of the
various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                          Section 10.13.  Governing Law.  THIS INDENTURE SHALL
IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                          Section 10.14.  Normal Commercial Relations.
Anything contained in this Indenture to the contrary notwithstanding, the Owner Participant, the Owner Trustee or the Indenture Trustee or any affiliate of the Owner Participant, the Owner Trustee or the Indenture Trustee may enter into commercial banking or other financial transactions, and conduct banking or other commercial relationships, with the Lessee, any holder of an Equipment Note or the Indenture Trustee (in its individual capacity or otherwise) fully to the same extent as if this Indenture were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.

                           IN WITNESS WHEREOF, the parties hereto have caused
this Indenture to be duly executed by their respective officers or attorneys-in-fact, as the case may be, thereunto duly authorized, as of the day and year first above written.


                                        SHAWMUT BANK CONNECTICUT,
                                        NATIONAL ASSOCIATION, as
                                        Indenture Trustee

                                          by
                                            ---------------------------
                                            Name:
                                            Title:


                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity
                                        except as set forth in
                                        Section 6.03 hereof, but
                                        solely as Owner Trustee

                                        by
                                          ----------------------------
                                          Name:
                                          Title:

STATE OF CONNECTICUT )
                     :ss.
COUNTY OF HARTFORD   )


                          On this     day of          , 199 , before me
personally appeared              , to me personally known, who being by me duly
sworn, say that she is a Vice President of Shawmut Bank Connecticut, National Association, that said instrument was signed on such date on behalf of said association by authority of its Board of Directors, and she acknowledged that the execution of the foregoing instrument was the free act and deed of said association.

                                        ----------------------------
                                           Notary Public

(NOTARIAL SEAL]

My commission expires:



STATE OF DELAWARE         )
                          :  ss.
COUNTY OF                 )


                          On this     day of          , 199 , before me
personally appeared                  , to me personally known, who being by me
duly sworn, say that he is Trust Officer of WILMINGTON TRUST COMPANY, that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                                        ----------------------------
                                           Notary Public


[NOTARIAL SEAL]

My commission expires:

                                                                         Annex A
                                          Trust Indenture and Security Agreement


                             PRINCIPAL AMORTIZATION

                                                      Percentage of
         Payment Date                                 Original Principal Amount
         ------------                                 -------------------------


[If more than one maturity of Equipment Note is used, prepare a right-hand column for each maturity]

[In the case of the Railcars, use separate amortization tables for each class of Railcars.]

                                                                       Exhibit A
                                          Trust Indenture and Security Agreement



                           TRUST INDENTURE SUPPLEMENT
                         (Phillips Trust No. [  ]) NO.

                          This INDENTURE SUPPLEMENT (Phillips Trust No. [  ])
No.     , dated          , (this "Indenture Supplement"), of WILMINGTON TRUST
COMPANY, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Owner Trustee") under the Trust Agreement (Phillips Trust No.[ ]), dated as of September 1, 1994 (the "Trust Agreement"), between
the Owner Trustee in its individual capacity and [                  ], a
Delaware corporation, as Owner Participant;


                             W I T N E S S E T H :


                          WHEREAS the Trust Indenture and Security Agreement
(Phillips Trust No.[ ]) dated as of September 1, 1994 (the "Indenture"), between the Owner Trustee and Shawmut Bank Connecticut, National Association as Indenture Trustee (the "Indenture Trustee"), provides for the execution and delivery of Indenture Supplements thereto substantially in the form hereof which shall particularly describe the Equipment, by having attached thereto a copy of the Lease Supplement, and shall specifically mortgage the Equipment to the Indenture Trustee; and

                          WHEREAS the Indenture relates to the Equipment
described in the copy of the Lease Supplement of even date herewith attached hereto and made a part hereof, and a counterpart of the Indenture is attached to and made a part of this Indenture Supplement;


                          NOW, THEREFORE, in order to secure (a) the prompt
payment of the principal of and interest, and premium, if any, on and all other amounts due with respect to, the Equipment Notes from time to time outstanding under the Indenture and (b) the payment, performance and observance by the Owner Trustee, on behalf of the Owner Trust, of all the obligations, agreements and covenants of the Owner Trustee in the Indenture and in the Equipment Notes, and (c) the payment, performance and observance of all the obligations, agreements and covenants of the Owner Trustee in the Participation Agreement for the benefit of the Indenture Trustee or the holders of the Equipment Notes, all for the benefit of the holders of the Equipment Notes, and for the uses and purposes and subject to the terms and conditions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture and of the acceptance of the Equipment Notes by the holders thereof, and of the sum of $1.00 paid to the Owner Trustee by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Owner Trustee, on behalf of the Owner Trust, does hereby sell, assign, transfer, convey, grant, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, in the trust created by the Indenture for the benefit of the holders from time to time of the Equipment Notes, a security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee and the Owner Trust in and to (i) the property comprising the Equipment described in the copy of the Lease Supplement attached hereto and (ii) the Lease Supplement of even date herewith (excluding, however, any rights to Excepted Property thereunder);

                          To have and to hold all and singular the aforesaid
property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the holders from time to time of the Equipment Notes and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

                          This Supplement shall be construed as supplemental to
the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                          This Supplement may be executed by the Owner Trustee
in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

                          AND FURTHER, the Owner Trustee hereby acknowledges
that the Equipment referred to in the aforesaid Lease Supplement attached hereto and made a part hereof has been delivered to the Owner Trustee and is included in the property of the Owner Trust covered by all the terms and conditions of the Trust Agreement, subject to the pledge or mortgage thereof under the Indenture.

                          IN WITNESS WHEREOF, the Owner Trustee has caused this
Indenture Supplement to be duly executed by one of its duly authorized officers, as of the day and year first above written.

                                       WILMINGTON TRUST COMPANY, not
                                       in its individual capacity but
                                       solely as Owner Trustee,

                                         by
                                            --------------------------
                                            Title:



STATE OF DELAWARE )
                  ) ss.
COUNTY OF         )


                          On this       day of             199 , before me
personally appeared                   , to me personally known, who being by me
duly sworn, say that he is Trust Officer of WILMINGTON TRUST COMPANY, that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                                           ------------------------------
                                                      Notary Public


[NOTARIAL SEAL]

My commission expires: